UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)
OF THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

Filed by the Registrant	Filed by a Party other than the Registrant

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Preliminary Proxy Statement
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Soliciting Material under §240.14a-12

OceanFirst Financial Corp.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Message from our Chairman Christopher D. Maher Chairman, President and Chief Executive Officer April 10, 2025	OceanFirst Financial Corp. 110 West Front Street Red Bank, New Jersey 07701 1.888.623.2633

“We encourage you to vote your shares prior to the Annual Meeting to ensure your stock is represented.”

Dear Fellow Stockholder:

On behalf of your Board of Directors, I am pleased to invite you to participate in the OceanFirst Financial Corp. (“OCFC” or the “Company”) Annual Meeting of Stockholders (the “Annual Meeting”) which will be held as a virtual meeting on Monday, May 19, 2025 at 8:00 a.m. Eastern Time. Detailed information regarding how to access the live broadcast of the Annual Meeting, and instructions for how to vote your shares, are referenced on your proxy card. We welcome your questions during the Annual Meeting; however, please remember you will need the information printed on the proxy card to submit questions during the virtual meeting.

Please take a few moments to review the Proxy Statement in the pages that follow this message, as well as the Annual Report to Stockholders and Form 10-K. In addition to the formal business of the Annual Meeting, there will be an update highlighting the Company’s 2024 accomplishments, which included continued strength and stability, consistent profitability, and continued investment in expanding our services and solutions to support faster growth.

We encourage you to vote your shares prior to the Annual Meeting to ensure your stock is represented, even if you are planning to attend the virtual meeting. For your convenience, there are multiple options for voting your shares, including telephone or online, with instructions included on the proxy card. In addition, you may mail the proxy card using the envelope provided; however, please allow sufficient time for the proxy card to be received prior to the deadline.

The Company’s Board of Directors, executive officers, and representatives from the Company’s independent registered accounting firm will be available during the question- and-answer period on the agenda of the virtual meeting. Please remember, only stockholders who provide the information printed on the proxy card when joining the Annual Meeting will be able to ask questions during the question-and-answer period.

Thank you for your continued support and investment in OceanFirst.

Sincerely,

Monday, May 19, 2025

8:00 a.m. Eastern Time

Virtually at
www.virtualshareholdermeeting.com/OCFC2025

NOTICE

of 2025
Annual Meeting
of Stockholders

ITEMS OF BUSINESS

1.	The election of 13 directors of the Company;
2.	An advisory vote on executive compensation as disclosed in these materials;
3.	The ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025; and
4.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.

By order of the Board of Directors,

Steven J. Tsimbinos

Corporate Secretary

RECORD DATE

In order to vote, you must have been a stockholder at the close of business on March 25, 2025.

PROXY VOTING

It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the enclosed proxy card, or by voting via the internet or by telephone by following the voting instructions printed on your proxy card. You can revoke a proxy at any time prior to its exercise at the meeting by following the instructions in the proxy statement.

REVIEW YOUR PROXY STATEMENT AND VOTE IN ONE OF FOUR WAYS:
Please refer to the enclosed proxy materials or the information forwarded by your bank, broker, or other holder of record to see which voting methods are available to you.	BY INTERNET Visit the website listed on your proxy card	BY TELEPHONE Call the telephone number on your proxy card	BY MAIL Sign, date and return your proxy card in the enclosed envelope	VIRTUALLY Follow the instructions on your proxy card to vote at the virtual meeting

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 19, 2025:

Pursuant to the rules of the Securities and Exchange Commission, OceanFirst Financial Corp. furnished a Notice of Internet Availability of Proxy Materials (the “Notice”) to all stockholders. The Notice includes instructions on how to access our 2025 Proxy Statement and 2024 Annual Report online, and how to vote online for the 2025 Annual Meeting of Stockholders. If you received a Notice and would like to receive a printed version of our proxy materials, please follow the instructions for requesting such materials included in the Notice.

To be admitted into the Annual Meeting at www.virtualshareholdermeeting.com/OCFC2025, you must enter the 16-digit control number found on your proxy card, voting instruction form, or Notice you previously received.

If you hold your shares through a broker, bank, or other nominee, your shares will not be voted unless (i) you provide voting instructions, or (ii) the matter is one for which brokers have discretionary authority to vote.

The Notice of Annual Meeting, Proxy Statement, and Annual Report are available on our Investor Relations website at https://ir.oceanfirst.com/default.aspx. Additionally, you may access our proxy materials at www.proxyvote.com, a site that does not have “cookies” that identify visitors to the site.

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Proxy Summary

Proposals to be Voted on

Proposal	Board Recommendation	Page Reference
Proposal 1 – Election of Directors	The Board of Directors recommends a vote “FOR” each of the nominees for director.	14
Proposal 2 – Advisory Vote on Executive Compensation	The Board of Directors recommends a vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.	66
Proposal 3 – Ratification of the independent registered public accounting firm	The Board of Directors recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm.	67

Nominees for Director

Name	Age	Director Since	Independent	Committees
John F. Barros	51	2023		Finance and Risk
Anthony R. Coscia	65	2018		Leadership
Jack M. Farris	66	2015		Human Resources/Compensation, Information Technology, and Risk
Robert C. Garrett	67	2023		Audit
Kimberly M. Guadagno	65	2018		Human Resources/Compensation
Nicos Katsoulis	65	2019		Audit and Risk
Joseph J. Lebel III	62	2022		None
Christopher D. Maher	58	2014		None
Joseph M. Murphy, Jr.	66	2020		Finance and Information Technology
Steven M. Scopellite	59	2019		Information Technology and Leadership
Grace C. Torres	65	2018		Audit, Human Resources/Compensation, and Leadership
Patricia L. Turner	56	2020		Finance and Human Resources/Compensation
Dalila Wilson-Scott	51	2023		Finance and Human Resources/Compensation

4     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Proxy Summary

Corporate Governance Highlights

Comprehensive annual self-assessment of Board, Committees, and director performance by the Leadership Committee	Enhancement of the Bank’s residential and commercial lending platforms with the acquisition of Garden State Home Loans, Inc. and Spring Garden Capital Group, LLC.
Appointment of Kevin Georgetti as Senior Vice President/Chief Compliance Officer	“Outstanding” rating for the Bank’s CRA Evaluation
Promotion of Senior Executive Vice Presidents	Demonstrating the Bank’s commitment and support to its communities through the third annual CommUNITYFirst Day.
Provided stockholder value with the 112th consecutive quarterly common stock dividend payment in 2025 and continued payments of Preferred Stock dividends	Receipt of Investment Grade Ratings from Moody’s

Executive Compensation Overview

●	Base salaries for all Named Executive Officers increased for first time since 2019
●	Addition of new Cash Incentive Plan metric reflecting the importance of expense management
●	Continued strong stockholder support of compensation program

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     5

Corporate Governance

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company’s operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts best corporate governance policies and practices for the Company.

Corporate Governance Highlights

The Company has taken several actions to improve its internal governance since last year’s Annual Meeting of Stockholders. These actions include:

Self-Assessment	The Leadership Committee, with the assistance of an independent consultant, performed a comprehensive assessment of the performance of the Board and its committees. In addition to this assessment, the Company’s General Counsel met individually with each director during 2024 to provide opportunities for direct feedback regarding topics such as Board composition, director training, and best practices. Governance actions from previous Board self-assessments include the adoption of a skills matrix and the elimination of age and geographic restrictions for directors.
Enhancement of Residential and Commercial Lending Platforms	During 2024, the Bank augmented its residential and commercial lending capabilities with the acquisitions of Garden State Home Loans, Inc. (“Garden State”) and Spring Garden Capital Group, LLC (“Spring Garden”). Garden State is an experienced mortgage originator located in New Jersey who provides the Bank with a direct-to-consumer sales channel for its existing residential mortgage lending platform. Spring Garden provides qualified real estate developers with short-term construction loans for acquiring, constructing, and refinancing real estate investment properties in Philadelphia, Baltimore, Washington DC, and Pittsburgh.
Promotion of Senior Executive Vice Presidents	Recognizing their efforts and contributions to the Bank’s and Company’s strategic objectives, and to differentiate their leadership positions within the organization, effective January 1, 2025 several officers were promoted to the position of Senior Executive Vice President. See Nominations for Directors and Senior Officers Who Are Not Also Directors.
Appointment of Kevin Georgetti as Senior Vice President/Chief Compliance Officer	In August 2024, Kevin Georgetti was appointed Senior Vice President and Chief Compliance Officer. Mr. Georgetti previously served as Chief Compliance Officer at Stifel Bancorp and First United Bank as well as the Director of Compliance at Investors Bank. As Chief Compliance Officer, Mr. Georgetti oversees the compliance department of the Bank and serves as liaison to the Compliance Committee of the Board of the Bank.
Receipt of “Outstanding” CRA Examination Rating	In 2025, the Bank received an “Outstanding” rating for its Community Reinvestment Act (“CRA”) evaluation for the period 2021 through 2023. This rating reflects the commitment and efforts of the Bank and its employees to be an active lender to, and participant in, the communities that it serves.
Receipt of Investment Grade Ratings from Moody’s	In November 2024, the Bank and Company received Deposit Ratings of A3/Prime-2 and Issuer Rating of Baa3, respectively, from Moody’s Ratings. These first-time ratings reflect the continued strength of the Company in the investment community.
Common and Preferred Dividend Payments	In February 2025, the Company paid its 112th consecutive quarterly cash dividend to common stockholders. The Company also paid $4.0 million in perpetual preferred stock dividends during 2024.
CommUNITYFirst Day	Following its success the past two years, the Bank held its third annual CommUNITYFirst Day on September 24, 2024. All Bank locations closed early, allowing employees to spend the day helping more than 75 non-profit organizations in five states, with a focus on those organizations that provide housing, improve health and wellness, alleviate food insecurity, and promote arts and culture.

6     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Corporate Governance

Corporate Governance Policies and Procedures

Corporate Governance Policies and Procedures

The Company maintains a Corporate Governance Policy to govern certain activities, including:

(1)	the duties and responsibilities of the Board of Directors and each director;
(2)	the composition and operation of the Board of Directors;
(3)	the establishment and operation of Board committees;
(4)	convening executive sessions of independent directors;
(5)	succession planning;
(6)	the Board of Directors’ interaction with management; and
(7)	the evaluation of the performance of the Board of Directors, its committees, and of the CEO.

In accordance with the Corporate Governance Policy, at least a majority of the directors on the Board must be “independent directors” as defined in the listing requirements of the Nasdaq Stock Market (“Nasdaq”).

Board Leadership Structure

The Board is led by the Chairman of the Board, Christopher D. Maher, who also serves as President of the Company and CEO of the Company and the Bank. Mr. Maher served as the President of the Bank until 2021, at which time he was succeeded by Mr. Lebel. The Board believes that combining the Chairman and CEO positions, together with the appointment of an independent lead director (the “Lead Director”), is the appropriate Board leadership structure for the Company at this time. The Company has historically been led by a combined Chairman and CEO, and the Board believes that the CEO is most knowledgeable about our business and corporate strategy and is in the best position to lead the Board of Directors, especially in relation to its oversight of corporate strategy and execution. In addition, having a combined Chairman and CEO provides an alignment of corporate strategy and vision. To assure effective independent oversight, the Board has adopted a number of governance practices, including:

●	the establishment of the Lead Director;
●	executive sessions of the independent directors at every regularly scheduled Board meeting, during which the independent directors may discuss the performance of the CEO/Chairman, management succession planning, and other appropriate matters;
●	the independence of 11 of 13 of the Board members;
●	the Company’s General Counsel reports directly to the Board;
●	stock ownership guidelines for directors and those executive officers named in the Summary Compensation Table herein (the “NEOs”);
●	an annual performance evaluation of the CEO by the Human Resources/Compensation Committee (the “Compensation Committee”); and
●	the Company’s Board Audit, Compensation, Leadership, and Risk Committees are composed entirely of independent members.

The Company’s Corporate Governance Policy provides that the Chair of the Leadership Committee, currently Anthony R. Coscia, will also serve as the Lead Director. The Corporate Governance Policy provides that the duties of the Lead Director include assisting the Board in assuring compliance with and implementation of the Company’s Corporate Governance Policy, coordinating the agenda for and moderating sessions of the Board’s independent directors, and acting as principal liaison on certain issues between the independent and inside directors, including the Chairman of the Board, as applicable.

While the Board believes that the current leadership structure is best suited for the Company, it recognizes that other leadership models in the future might be appropriate, depending on the circumstances. Accordingly, the Board periodically reviews its leadership structure.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     7

Corporate Governance

Board Role in the Oversight of Risk/Risk Committee

Board Role in the Oversight of Risk/Risk Committee

Under the Company’s Corporate Governance Policy, the business and affairs of the Company are managed by the officers under the direction and oversight of the Board. The Board is charged with providing oversight of the Company’s risk management function (framework and processes) and the Joint Risk Committee of the Boards of the Company and the Bank (the “Risk Committee”) has been delegated primary responsibility for overseeing the risk management function. In addition, the Compensation Committee and the Company and Bank’s senior management are tasked with oversight of the Company’s compensation processes to ensure they do not encourage taking unnecessary and excessive risks that would threaten the value of the Company. The duties of each of the Risk Committee, the Compensation Committee, and senior management with respect to such oversight is summarized below.

Board of Directors
The Board is charged with providing oversight of the Company’s risk management function.

Risk Committee

●   Its primary responsibility is overseeing the risk management function at the Company on behalf of the Board.

●   Meets at least quarterly with executive management and the Chief Risk Officer (the “CRO”) and receives comprehensive reports and dashboards on enterprise risk management, including management’s assessment of risk exposures (including risks related to liquidity, credit, operations, interest rates, compliance, reputation and strategic, among others), and the processes in place to monitor and control such exposures.

●   The Risk Committee may receive updates between meetings, as may be necessary, from the CRO, the CEO, the Chief Financial Officer (the “CFO”) and other members of management relating to risk oversight matters.

●   Provides a report to the full Board at least quarterly.

●   In addition, each quarter, the Audit Committee discusses with management and the independent registered public accountant their review of the Company’s financial statements and significant findings based upon the independent registered public accounting firm’s review, and any material issues are relayed to the Risk Committee.

●   Representatives from Internal Audit and Risk Management attend Risk and Audit Committee meetings.

Compensation Committee

●   At least annually, the Compensation Committee reviews the CRO’s assessment of the Company’s compensation plans for all employees, including the CEO and other NEOs, to ensure that   these plans do not encourage taking unnecessary and excessive risks that would threaten the value of the Company.

●   The Compensation Committee from time to time may enact metrics under the Cash Incentive Plan to encourage risk mitigation and safe and sound banking.

Senior Management

The Bank’s Chief Compliance Officer provides quarterly reports to the Board regarding the Bank’s compliance with existing regulations, as well as future regulations that may impact the Bank.

The CRO performs a quarterly risk assessment of the Bank’s products, services, operations, and regulatory requirements to determine the overall risk to the Bank and reports compliance with the approved Statement of Risk Appetite to the Risk Committee.

The Enterprise Risk Management Committee evaluates and monitors the Bank’s risk profile to ensure that the Bank’s risk management practices appropriately identify, measure, monitor, and control existing and emerging risks with the approved Statement of Risk Appetite and comply with regulatory guidelines. This Committee is composed of several senior officers, including the President and COO, the CFO, the Chief Administrative Officer, the General Counsel, the Chief Compliance Officer, the Chief Credit Officer, the Treasurer, the Chief Information Officer, the Chief Information Security Officer, and the Chief Banking Operations Officer, and is chaired by the CRO. The minutes of this Committee are provided to the Risk Committee.

8     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Corporate Governance

Committees of the Board of Directors

Committees of the Board of Directors

The Board of Directors of the Company maintains the Audit Committee, the Compensation Committee, the Leadership Committee, the Risk Committee, the Finance Committee, and the Information Technology Committee. The following is a description of each of the Company’s Board committees and their current composition. Each of these committees acts under a written Charter adopted by the Board of Directors and is available on the Company’s website (www.oceanfirst.com).  Each committee reviews and reassesses the adequacy of its Charter on an annual basis.

Audit Committee	Meetings during 2024: 5
Grace C. Torres* (Chair) Robert C. Garrett Nicos Katsoulis**

The Audit Committee meets periodically with the independent registered public accounting firm and management to review accounting, auditing, internal control structure, and financial reporting matters. The Audit Committee also selects the independent registered public accounting firm and reviews, with the Director of Internal Audit and the independent public accounting firm, the overall scope and plans for the respective audits. Each member of the Audit Committee is “independent” in accordance with Nasdaq listing standards and the heightened independence standards applicable to audit committees.

The Board of Directors has a separately-designated standing Audit Committee for the Company and Bank established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

See “Proposal 3 – Ratification of Independent Registered Public Accounting Firm — Report of Audit Committee.”

*	“Audit committee financial experts” under the Rules of the Securities and Exchange Commission (the “SEC” or the “Commission”).
**	Mr. Katsoulis was appointed to the Audit Committee in 2025.

Human Resources/Compensation Committee	Meetings during 2024: 5
Jack M. Farris (Chair) Kimberly M. Guadagno Grace C. Torres Patricia L. Turner* Dalila Wilson-Scott

The Compensation Committee of the Company and the Bank meets to establish the compensation for the executive officers and to review the Company’s incentive compensation program. The Compensation Committee is also responsible for establishing certain guidelines for compensation and benefit programs for other salaried officers and employees of the Company and the Bank.

Each member of the Compensation Committee is independent in accordance with Nasdaq listing standards.

See “Executive Compensation — Compensation Committee Report on Executive Compensation.”

*	Dr. Turner was appointed to the Human Resources/Compensation Committee in 2025.

Leadership Committee	Meetings during 2024: 4
Anthony R. Coscia (Chair) Steven Scopellite Grace C. Torres

The Leadership Committee of the Company and the Bank, formerly named the Corporate Governance/ Nominating Committee, takes a leadership role in shaping governance policies and practices, including reviewing and monitoring compliance with the Company’s Corporate Governance Policy. In addition, the Leadership Committee serves as the Company’s nominating committee and is responsible for identifying individuals qualified to become Board members and recommending to the Board the director nominees for election at the next Annual Meeting of Stockholders. The Committee also recommends to the Board director candidates for each committee for appointment by the Board and provides oversight of the Company’s Environmental, Social, and Corporate Governance (“ESG”) program and functions.

The Chair of the Leadership Committee functions as Lead Director. Each member of the Leadership Committee is independent in accordance with Nasdaq listing standards.

The procedures of the Leadership Committee required to be disclosed by the Commission rules are included in this proxy statement. See “Election of Directors — Criteria for Director Nominees.”

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     9

Corporate Governance

Committees of the Board of Directors

Risk Committee	Meetings during 2024: 4
Nicos Katsoulis (Chair) John Barros Jack M. Farris

The Risk Committee of the Company and the Bank assists the Board in enterprise risk management functions. The Chair and at least one other director will be independent in accordance with Nasdaq listing standards.

See “Board Role in the Oversight of Risk/Risk Committee.”

Finance Committee	Meetings during 2024: 4
Joseph M. Murphy (Chair) John F. Barros Patricia L. Turner Dalila Wilson-Scott*	The Finance Committee of the Company and the Bank assists the Board in overseeing the financial management of the Company and developing the Company’s strategic and annual business plan and budget. The Chair and at least one other director of the Finance Committee will be independent in accordance with Nasdaq listing standards.

*	Ms. Wilson-Scott was appointed to the Finance Committee in 2025.

Information Technology Committee	Meetings during 2024: 5
Steven M. Scopellite (Chair) Jack M. Farris Joseph M. Murphy

The Information Technology Committee of the Company and the Bank provides oversight of the execution of the Company’s technology strategies and cybersecurity program, including Artificial Intelligence (“AI”) initiatives, and reviews the Company’s technology-related risk management activities. The Chair and at least one other director of the Information Technology Committee will be independent in accordance with Nasdaq listing standards, and the Committee will include at least one individual having significant experience and knowledge regarding information technology matters with a financial institution of at least similar size and complexity of the Company.

10     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Corporate Governance

Code of Ethics and Standards of Personal Conduct

Code of Ethics and Standards of Personal Conduct

The Company and Bank have a Code of Ethics and Standards of Personal Conduct to ensure that all directors, executive officers, and employees of the Company and the Bank meet the highest standards of ethical conduct. The Code of Ethics and Standards of Personal Conduct requires that all directors, executive officers, and employees avoid conflicts of interest, protect confidential information and customer privacy, comply with all laws and other legal requirements, conduct business in an honest and ethical manner and otherwise act with integrity and in the Company’s best interest. Under the terms of the Code of Ethics and Standards of Personal Conduct, all directors, executive officers, and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code.

To encourage compliance with the Code of Ethics and Standards of Personal Conduct, the Company and the Bank maintain procedures to receive, retain and consider complaints received regarding accounting, internal accounting controls or auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Standards of Personal Conduct also prohibits the Company from retaliating against any director, executive officer, or employee who reports actual or apparent violations of the Code.

The Company also has a Code of Ethics for Senior Officers, which applies to the CEO, CFO, and the Chief Accounting Officer. This Code of Ethics requires that these officers act with honesty and integrity, avoid actual and apparent conflicts between their personal interests and those of the Company, comply with applicable federal, state, and local laws, and promptly report suspected violations to the Chair of the Audit Committee or outside counsel.

The Code of Ethics and Standards of Personal Conduct and the Code of Ethics for Senior Officers are available in the Investor Relations section of the Company’s website (www.oceanfirst.com). Amendments to and waivers from the Code of Ethics and Standards of Personal Conduct and the Code of Ethics for Senior Officers will be disclosed on our website as required by applicable law, regulations, or listing standards.

Environmental, Social, and Corporate Governance

The Company recognizes the importance of conducting its business in a manner that both benefits its stockholders and contributes to the well-being of its customers, employees, and the communities it serves. As part of its efforts to achieve this goal, the Company strives to integrate ESG within all of its activities. Feedback received by the Company indicates that ESG is an important topic for stockholders, employees, and the customers and communities served by the Company. Management and the Board considers the role of ESG when making decisions that affect the Company, understanding that the successful integration of ESG into the Company’s business activities benefits both the stockholders and the Company.

To better address ESG matters throughout the institution, the Bank redesignated its Corporate Social Responsibility Committee as the ESG Committee in 2021. The ESG Committee, which is chaired by the Director of Corporate Communications and Marketing and consists of representatives from various Bank departments, including the Chief Administrative Officer as its executive sponsor, meets regularly to discuss ESG initiatives, establish ESG goals for the Bank and the Company, and monitor Bank policies, procedures, and actions in furtherance of these goals. As part of these efforts, the Bank issued its second ESG Report in May 2024. This report, which is available on the Investor Relations section of the Bank’s website (www.oceanfirst.com), details the Bank’s actions and activities to integrate the Bank’s ESG goals with its business practices and better serve its communities.

While the Company is proud of actions taken to date to address ESG, management recognizes that further development and maturation of the Company’s ESG strategy is appropriate to help the Company grow and flourish.

The examples below highlight the Company’s ESG efforts and plans for future action:

Environmental

●	Reconfigured building management systems to reduce utility usage
●	Developed life cycle asset management for all Bank properties
●	Continued reduction in paper waste output through further integration of Interactive Teller Machines at Bank locations and introduction of Transit Check Cashing Policy
●	Utilized “Notice & Access” for Proxy Statement distribution, reducing the environmental impact from hard-copy mailings
●	Continued to enhance hybrid home equity and line of credit loan closings within the branch network, providing back-office efficiencies, improving customer satisfaction, and reducing waste
●	Less than 1% of the Bank’s commercial loan portfolio is to environmentally high-risk industries
●	Expanding the usage of the NJ Energy Act for all HVAC/lighting replacements at Bank locations in New Jersey

Social

●	At the third annual CommUNITYFirst Day, more than 730 Bank employees volunteered over 3,000 hours in one afternoon at non-profit organizations in five states throughout the Bank’s footprint, including Meals on Wheels of Ocean County, Habitat for Humanity of South Central NJ, and Philabundance
●	Bank leadership, including CEO Christopher Maher, continued their community walkabouts throughout the Bank’s footprint, visiting non-profits and community organizations and providing opportunities for direct interaction with Bank management

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     11

Corporate Governance

Stockholder Communications

●	Continued focus on lending to women, persons of color, and low-to-moderate income borrowers through the acquisition of Spring Garden
●	Collaborative partnership with business bankers and branch managers to focus on small businesses in the Bank’s market area
●	Hiring of a Director of Community Lending to oversee development of mortgage lending in majority-minority and low-to-moderate income geographies
●	The Bank was chosen as one of U.S. News’s “Best Companies to Work For”, with high ratings for stability, belongingness, and work-life balance
●	Promoting a culture of belonging and fostering collaboration and empowerment through Employee Resources Groups
●	Conducting an Employee Engagement Survey to evaluate Bank employees’ opinions on various topics
●	Enhancing the Bank’s NeighborFirst and Special Purpose mortgage programs to, along with the Federal Home Loan Bank Home Buyer Dream Program, further encourage home ownership
●	Future expansion of the Bank’s branch network with its upcoming Perth Amboy branch in Middlesex County, New Jersey
●	Focusing on products and programs for unbanked and underbanked communities, including no-cost retail checking accounts, as well as introducing the Affinity program for non-profit organizations
●	The Company’s investment program largely follows ESG principals, including affordable mortgage loans, healthcare, and infrastructure improvement, while avoiding companies and securities related to predatory lending, alcohol, tobacco and weapons
●	Providing educational resources to customers and potential clients, including Financial Literacy Month community events in April
●	The OceanFirst Foundation, founded in 1996, has granted over $49 million to more than 1,000 non-profits and schools throughout the Bank’s footprint. In addition, charitable donations by Bank employees are also eligible for an aggregate annual $50,0000 matching gift program administered by the Foundation.

Corporate Governance

●	Board reduction through the retirement of two directors
●	Director training sessions and focused topic discussions at Board meetings, including such topics as Cybersecurity, AI, and Commercial Real Estate
●	Revised the charter of the Information Technology Project and Architecture Committee, a management-level committee that aligns the Bank’s IT department with the strategic goals of the Company, to provide oversight of AI initiatives, including incorporating AI into relevant Bank policies and the Bank’s risk tolerance level
●	Strategic management metrics, such as regulatory compliance, internal controls, and customer and employee satisfaction, included as measurable components of the Bank’s Cash Incentive Program
●	Bifurcated Codes of Ethics for senior officers and for all Bank employees. The Codes of Ethics can be viewed on the Company’s Investor Relations section of its website (www.oceanfirst.com)

Stockholder Communications

The Company believes that regular communication with its stockholders is the best way to gauge stockholder sentiment and feedback as well as for management to convey its opinions on the Company’s position in the marketplace and strategic goals. Executive management utilizes a variety of avenues for stockholder communication, which in 2024 included:

●	Participation in various investor conferences, industry forums, and investor roundtables. During 2024, Company management attended 15 such events.
●	Meetings and discussions with current and prospective stockholders. During 2024, management held over 100 meetings with more than 70 different institutional investment funds.
●	Company management responded to and initiated direct outreach to stockholders.
●	The Company also utilized media outlets, such as appearances on broadcast television and articles in local and regional publications.

Meetings of the Board of Directors

The Board of Directors of the Company and the Bank conduct business through meetings and the activities of the Boards and their committees. Board member attendance and performance are among the criteria considered for re-nomination to the Board of Directors. During the fiscal year ended December 31, 2024, the Company’s Board of Directors held 11 meetings. All of the Directors of the Company attended at least 75% of the Board meetings and the meetings of committees held on which such Directors served during the fiscal year ended December 31, 2024.

12     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Stockholder-Recommended Director Nominations

General

It is the policy of the Company’s Leadership Committee to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company’s Board of Directors. The Leadership Committee may choose not to consider an unsolicited recommendation if no vacancy exists on the Board of Directors and the Leadership Committee does not perceive a need to increase the size of the Board of Directors. In order to avoid the unnecessary use of the Leadership Committee’s resources, the Leadership Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Leadership Committee, a stockholder should submit the following information in writing, addressed to the Chair of the Leadership Committee, care of the Corporate Secretary, at the main office of the Company:

(1)	The name of the person recommended as a director candidate;
(2)	All information relating to such person that is required to be disclosed in solicitations of proxies for election of directors pursuant to Regulation 14A under the Exchange Act;
(3)	The written consent of the person being recommended as a director candidate to being named in the proxy statement as a nominee and to serving as a director if elected;
(4)	As to the stockholder making the recommendation, the name and address, as they appear on the Company’s books, of such stockholder; provided, however, that if the stockholder is not a registered holder of the Company’s common stock, the stockholder should submit his or her name and address along with a current written statement from the broker holding the securities that reflects ownership of the Company’s common stock; and
(5)	A statement disclosing whether such stockholder is acting with or on behalf of any other person and, if applicable, the identity of such person.

In order for a director candidate to be considered for nomination at the Company’s Annual Meeting of stockholders, the recommendation must be received by the Leadership Committee at least 120 calendar days prior to the date the Company’s proxy statement was released to stockholders in connection with the previous year’s Annual Meeting, advanced by one year.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     13

Proposal 1

Election of Directors

The Company’s Board of Directors currently consists of 13 directors. All directors are elected to serve a one-year term expiring at the following Annual Meeting of Stockholders. Each of the members of the Board also serves as a director for the Bank. The experience and qualifications of each director are set forth under “Nominees for Director.”

Board Independence

The Company believes that a Board composed primarily of independent directors is best suited to provide effective oversight and governance of the Company. As such, independent directors comprise the significant majority of Board members. However, the Board also includes two non-independent directors for whom the Company believes that their value to the Board outweighs any concerns regarding their independence. These non-independent directors are:

●	Christopher Maher, whose role as combined Chairman and CEO was previously described in the Board Leadership Structure section.
●	Joseph J. Lebel III, Senior Executive Vice President and COO of the Company and President and COO of the Bank. The Company believes that Mr. Lebel’s extensive commercial leadership experience and knowledge of the Bank’s markets provides significant value to the Board.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees set forth in “Nominees for Director.” If any nominee is unable to serve, the persons named in the proxy card will vote your shares and approve the election of any substitute nominee proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

Criteria for Director Nominees

The Leadership Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. The same criteria are used for persons nominated by the Committee or by a stockholder. A candidate must meet any qualification requirements set forth in the Company’s bylaws or any Board or committee governing documents.

The Leadership Committee will consider the following criteria in selecting nominees:

●	financial, regulatory and business experience;
●	familiarity with and participation in the communities served by the Company;
●	integrity, honesty and reputation;
●	dedication to the Company and its stockholders;
●	independence; and
●	any other factors the Leadership Committee deems relevant, including experience, demographic characteristics, size of the Board of Directors, and regulatory disclosure obligations.

The Leadership Committee may weigh the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time, and to fill a need if a director is expected to retire in the near future. While no single nominee may possess all of the skills needed to be a director, the Committee seeks to maintain a range of skills among the Board members necessary for the optimal functioning of the Board in its oversight of the Company. The Committee will strive to maintain at least one director who meets the definition of “audit committee financial expert” under the Commission’s regulations.

In addition, prior to nominating an existing director for re-election to the Board of Directors, the Leadership Committee will consider and review an existing director’s Board performance and attendance at Board and Committee meetings and other Company functions; length of Board service; experience, skills and contributions that the existing director brings to the Board; and independence.

14     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Proposal 1 Election of Directors

Board Refreshment; Process for Identifying and Evaluating Nominees

Board Refreshment; Process for Identifying and Evaluating Nominees

The Board continually seeks to refresh and improve its composition and has added new directors both as a result of the acquisition of other banks, as well as through searches. Pursuant to the Leadership Committee Charter as approved by the Board, the Leadership Committee is charged with the central role in the process relating to director nominations, including identifying, interviewing and selecting individuals who may be nominated for election to the Board of Directors. The process the committee follows when it identifies and evaluates individuals to be nominated for election to the Board of Directors is as follows:

Identification

For purposes of identifying nominees for the Board of Directors, the Leadership Committee relies on personal contacts of the committee and other members of the Board of Directors as well as its knowledge of members of the Company’s local communities. The Leadership Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Leadership Committee has in the past used, and may in the future use, an independent search firm to assist in identifying candidates to fill a vacancy on the Board of Directors but does not use a search firm to identify or evaluate potential director nominees in the ordinary course.

Evaluation

The Leadership Committee, in evaluating potential director candidates, conducts a check of the individual’s background, interviews the candidate, and determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under the selection criteria set forth above.

Nominees for Election of Director

The biography of each of the nominees below contains information regarding the person’s tenure as a director, business experience, other director positions held currently or at any time during the last five years, information regarding involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the Leadership Committee and the Board to determine that the person should serve as a director for the Company. The Board of Directors has determined that the Board as a whole must have the right complementary mix of characteristics and skills for its optimal functioning in its oversight of the Company.  The Board does not have a formal policy with respect to Board diversity at this time, but may consider demographic characteristics when evaluating Board nominees.  The Company considers the following criteria for each of its members of the Board:

(1)	Experience: Current and past work and Board experience; knowledge of the banking industry and financial services companies; familiarity with the operations of public companies; and business and management experience and acumen.
(2)	Personal characteristics: Ability to work collaboratively with management and as a member of the Board; ability to think strategically and evaluate the strategic vision or central idea for the Company; familiarity with and participation in the local businesses and the communities served by the Bank; integrity, accountability, and independence.
(3)	Director commitment: Time and effort available to devote to being a director; awareness and ongoing education; attendance at Board and committee meetings and other Company functions; other board commitments; stock ownership; changes in professional responsibilities; and length of service.
(4)	Team and Company considerations: Balancing director contributions; multiplicity of skills; and financial condition.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     15

Proposal 1 Election of Directors

Nominees for Election of Director

The Board adopted a skills matrix that represents certain skills that the Board identified as particularly valuable to the effective oversight of the Company and execution of its business. The following matrix shows those skills and the number of directors having each skill, highlighting the multiplicity of skills on the Board.

The following table summarize certain demographic characteristics of the Board of Directors:

Board Matrix (As of March 25, 2025)
Total Number of Directors		13
Part I: Gender Identity	Female		Male
Directors	4		9
% of Total	30.8%		69.2%
Part II: Demographic Background
African American or Black		3
White		9
Hispanic or Latinx		1
Asian		1
Two or More Ethnicities		1

16     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Proposal 1 Election of Directors

Nominees for Director

Nominees for Director

Unless otherwise stated, each individual has held his or her current position for the last five years. The age indicated for each individual is as of December 31, 2024. The indicated period of service as a director includes service as a director of OceanFirst Bank.

The directors in the following section have been nominated by the Leadership Committee for election to the Board with terms to expire at the 2026 Annual Meeting of Stockholders. All directors were previously elected to a one-year term at the 2024 Annual Meeting of Stockholders.

John F. Barros
Age 51 Director since 2023 Committees: Finance and Risk

Skills and Qualifications:

●  Former Chief of Economic Development for the City of Boston

●  Chair of Trustees of Charitable Donations for the City of Boston

●  Extensive construction and commercial real estate experience

John F. Barros was appointed to the Board of Directors in September 2023. He is the Managing Principal at Civitas Builder, a business focused on improving communities through the development of responsive real estate. Mr. Barros previously served as managing principal at Cushman and Wakefield from 2021 through 2023 and as the Chief of Economic Development for the City of Boston from 2014 through 2021.

Mr. Barros has a bachelor’s degree from Dartmouth College and a Master’s degree in public policy from Tufts University. Mr. Barros serves on the Board of Advisors for Commodore Builders and as Chair of the Trustees of Charitable Donations for the City of Boston.

Mr. Barros provides the Board with significant managerial and leadership experience in the construction and commercial real estate sector, particularly with respect to the Boston market.

Anthony R. Coscia
Age 65 Director since 2018 Committees: Leadership

Skills and Qualifications:

●  Former Chairman of the Boards of Sun Bancorp, Inc. and Sun National Bank

●  Trustee of Georgetown University and the New Jersey Community Development Corporation

●  Substantial private sector and government relations experience

Anthony R. Coscia was the Chairman of the Boards of Sun Bancorp, Inc. and Sun National Bank from 2016 until those entities were acquired by the Company in 2018. Mr. Coscia served as a Director of Sun Bancorp, Inc. since 2010 and Sun National Bank since 2011 and was a member of the ALCO Committee and Chair of the Executive Committee. Mr. Coscia is admitted to the state bars of New Jersey and New York and is a Partner of Windels Marx, having been with the firm for over 35 years. Mr. Coscia serves as Chairman of the Board of Directors of the National Railroad Passenger Corporation (Amtrak). Mr. Coscia previously served as Chairman of the Port Authority of New York and New Jersey for over eight years, stepping down in 2011. Mr. Coscia is a graduate of the Georgetown University School of Foreign Service and received his law degree from Rutgers University School of Law.

Mr. Coscia serves as Senior Advisor to Duration Capital Partners LLC, a director of Neighborhood Property Group, LLC, Trustee of Georgetown University, Vice Chairman of the Gateway Development Commission, Trustee of the New Jersey Community Development Corporation, and is a member of the Partnership for New York City.

Mr. Coscia’s extensive background and reputation as a well-respected business leader actively involved in both the private and government sectors brings significant management and leadership skills to the Board.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     17

Proposal 1 Election of Directors

Nominees for Director

Jack M. Farris
Age 66 Director since 2015 Committees: Human Resources/ Compensation, Information Technology, and Risk

Skills and Qualifications:

●  Former Vice President and Deputy General Counsel, InfoSec & Cybersecurity for Verizon Communications, Inc.

●  Chair of the Human Resources/Compensation Committee

●  Substantial information technology, cybersecurity, and risk management experience

Jack M. Farris was the Vice President and Deputy General Counsel, InfoSec & Cybersecurity for Verizon Communications, Inc., one of the world’s leading wireline, wireless and business communications companies, until his retirement at the end of 2018. Prior to that role, Mr. Farris had served as a Vice President and Deputy General Counsel for Verizon, supporting a variety of company functions, including systems and technology procurement, global operations security, information technology and information security matters, finance operations, regulatory compliance, business continuity and pandemic planning, as well as significant M&A transactions. During his 30-year tenure with Verizon, Mr. Farris participated in a number of pro bono activities including leading that company’s NJ Street Law effort for several years, where Verizon attorneys served as guest teachers of basic legal skills in local high schools. After his retirement, Mr. Farris formed Practical RM Associates, a company established to provide cyber and risk management services. In addition to his undergraduate and law degrees, Mr. Farris holds a Master of Science in computer engineering and is a Certified Information Systems Security Professional under (ISC)[2].

Mr. Farris’s experience as a senior manager of a large corporation and his expertise in information technology and information security brings the Board extensive knowledge and capability relating to communications, information technology, and cybersecurity, as well as significant experience in litigation, transactional matters and regulatory compliance.

Robert C. Garrett
Age 67 Director since 2023 Committees: Audit

Skills and Qualifications:

●  CEO of Hackensack Meridian Health

●  Chair of the World Economic Forum’s Health and Healthcare Governor’s Community

●  Significant leadership and regulatory experience in the healthcare industry

Robert C. Garrett was appointed to the Board of Directors in October 2023. Mr. Garrett has spent over 39 years in the healthcare industry and has been the CEO of Hackensack Meridian Health, New Jersey’s largest and most comprehensive health network, since 2018.

Mr. Garrett has presented at numerous international events, including the International Vatican Healthcare Conference and the World Economic Forum Annual Meeting in Davos, Switzerland, where he serves as Chair of the Forum’s Health and Healthcare Governor’s Community.

Mr. Garrett has a bachelor’s degree from Binghamton University and a Master’s degree in health administration from Washington University. Mr. Garrett provides the Board with significant risk management, leadership, and regulatory experience.

Kimberly M. Guadagno
Age 65 Director since 2018 Committees: Human Resources/Compensation

Skills and Qualifications:

●  President and Executive Director of Mercy Center and Partner at Connell Foley LLP

●  Former Lieutenant Governor of the State of New Jersey

●  Significant government relations and regulatory experience

Kimberly M. Guadagno is the President and Executive Director of Mercy Center, a non-profit that works to end generational poverty in Monmouth County, New Jersey by serving more than 100,000 people with emergency food, wrap-around services in English, Spanish, Creole and Arabic, and ending the cycle of poverty by providing a private, faith-based, tuition-free education for 4th through 8th grade girls. She is also a partner with the law firm of Connell Foley LLP and previously was the first Lieutenant Governor of New Jersey, serving from 2010 to 2018. She has also served eight years as New Jersey’s 33rd Secretary of State. In 2007, Ms. Guadagno was elected the first woman sheriff of the Office of the Sheriff in Monmouth County. Ms. Guadagno founded the New Jersey Partnership for Action, a public-private partnership that promotes New Jersey businesses and job creation and chaired the Red Tape Review Commission, a bipartisan group charged with streamlining government services, cutting red tape, and proposing policy recommendations to further reduce the regulatory burdens on businesses. Ms. Guadagno has served 35 years in public service and has been an attorney for more than four decades.

Ms. Guadagno is a well-regarded leader in both the private and government sectors and brings significant managerial and legal skills to the Board.

18     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Proposal 1 Election of Directors

Nominees for Director

Nicos Katsoulis
Age 65 Director since 2019 Committees: Audit and Risk	Skills and Qualifications: ● Former Executive Vice President/Commercial Real Estate of the Bank ● Chair of the Risk Committee ● Extensive knowledge of commercial real estate and financial services

Nicos Katsoulis is the former Executive Vice President/Commercial Real Estate of OceanFirst Bank, N.A., having retired in November 2018. Mr. Katsoulis joined the Bank upon the Bank’s acquisition of Sun National Bank in January 2018. At Sun, Mr. Katsoulis was Executive Vice President and Chief Lending Officer, overseeing lending activities including commercial and industrial and commercial real estate lending. During his banking career, Mr. Katsoulis served as a director of State Bancorp., Inc. and as Executive Vice President and Chief Lending Officer of Atlantic Bank of New York. Mr. Katsoulis is a graduate of the London School of Economics and Columbia University’s graduate school of business.

Mr. Katsoulis brings extensive banking and managerial experience to the Board, particularly with the commercial lending environment within the Bank’s current footprint and potential areas for expansion. He has been an active investor in commercial real estate, dry bulk shipping, and renewable energy.

Joseph J. Lebel III
Age 62 Director since 2022 Committees: None

Skills and Qualifications:

●  President of the Bank and Chief Operating Officer of the Bank and Company

●  Board member of Auxilior Capital Partners and Nest Investments, LLC

●  Director of the New Jersey Chamber of Commerce

Joseph J. Lebel III was appointed President and Chief Operating Officer of the Bank in January 2021 and Senior Executive Vice President and Chief Operating Officer of the Company effective January 1, 2025, having previously served as Executive Vice President and Chief Operating Officer of the Company since June 2020. Prior to that, he had served as Executive Vice President and Chief Operating Officer of the Bank since January 2019 and had previously served as Chief Banking Officer and Chief Lending Officer.  Before joining the Bank, Mr. Lebel was employed with Wachovia Bank N.A. as a Senior Vice President in various leadership and revenue generating roles.

Mr. Lebel serves as a Trustee on various non-profits, including Community Medical Center, part of the St. Barnabas Health System, and the OceanFirst Foundation and is also a Board member of St. Joseph and Donovan Catholic schools. He is a former Trustee to Fulfill, a food bank based in Ocean and Monmouth Counties. He also is a Director of the New Jersey Chamber of Commerce. He serves on the boards of two for-profit companies in which the Bank has a minority ownership interest, Auxilior Capital Partners, a national equipment leasing company, and Nest Investments LLC, a hybrid robo-advisor.

Mr. Lebel provides significant leadership skills and in-depth experience in all facets of lending to the Board as well as extensive knowledge of the Bank’s markets and strategic outlook.

Christopher D. Maher
Age 58 Director since 2014 Committees: None

Skills and Qualifications:

●  Chairman, President, and CEO of the Company

●  Former Director of the Federal Reserve Bank of Philadelphia

●  Chairman of the Board of OceanFirst Foundation and Board Member of the New Jersey Bankers Association

Christopher D. Maher has served as Chairman of the Company and the Bank since 2017 and as CEO of the Company and the Bank since 2015. He previously served as President of the Bank from 2015 to 2021, at which time he was succeeded by Mr. Lebel. He joined the Company and the Bank in 2013 as President and Chief Operating Officer and was appointed to the Board of Directors in 2014.

Mr. Maher is active in the non-profit community, serving as Chairman of the Board of the OceanFirst Foundation, a Trustee and former Board Chairman of Helen Keller Services for the Blind, as Trustee and the Chairman of the Monmouth University Board, and as a Trustee and Chairman of Hackensack Meridian Ambulatory Care. He also serves as a member of the Board of Hackensack Meridian Health. He is active within the banking industry, having served as a director of the Federal Reserve Bank of Philadelphia from 2020 through 2024 and as a member of the Board of the New Jersey Bankers Association, where he is a past Board Chairman.

Mr. Maher provides extensive leadership and managerial experience to the Board, particularly in regard to the Company’s business outlook and execution of its corporate strategy.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     19

Proposal 1 Election of Directors

Nominees for Director

Joseph M. Murphy, Jr.
Age 66 Director since 2020 Committees: Finance and Information Technology

Skills and Qualifications:

●  Former President and CEO of Country Bank Holding Company and Country Bank

●  Co-founder of ValuExpress LLC, a commercial mortgage conduit with over $2.0 billion in originated loans

●  Trustee of Iona University

Joseph M. Murphy, Jr. served as President and CEO of Country Bank, a Manhattan-based community back acquired by the Company in January 2020.

Prior to joining Country Bank, Mr. Murphy co-founded a commercial mortgage conduit, ValuExpress LLC, specializing in loans for the real estate capital markets. For over 30 years he has owned and managed family real estate investments nationwide. He currently serves as a Principal of ValuExpress LLC and as President of Value Investors, Inc., his family’s investment office.

Mr. Murphy is a Trustee of Iona University, a private Roman Catholic university located in New Rochelle, New York. He has served on the Board of Directors for the New York Chapter of Juvenile Diabetes Research Foundation, the Finance Advisory Committee of the Congregation of Christian Brothers, and the Board of Trustees for the Greater New York Chapter of the American Red Cross. He also served on the Community Bankers Council of the American Bankers Association and is a Knight of St. Patrick, which supports the New York City St. Patrick’s Day Parade.

Mr. Murphy is a graduate of the University of Denver with a BSBA and holds a Master of Science in Real Estate Finance from New York University.

Mr. Murphy provides the Company with extensive banking knowledge and particularly with respect to the New York markets.

Steven M. Scopellite
Age 59 Director since 2019 Committees: Information Technology and Leadership

Skills and Qualifications:

●  Former Global Chief Information Officer of Goldman Sachs

●  Chair of the Information Technology Committee

●  Significant public company governance, information technology and cybersecurity experience

Steven M. Scopellite retired from Goldman Sachs in 2013, having served as Global Chief Information Officer. Among his accomplishments during his distinguished career of nearly 30 years were leading Goldman Sachs’ penetration into new markets, pioneering the bank’s expansion into electronic trading, and developing a world class global technology organization. Mr. Scopellite currently serves as Advisor and Board member to Pledge Publishing, building the technology platform that links the massive mainstream game industry to the fast-growing Web3 industry. Mr. Scopellite also serves on the Riverview Medical Center Board of Trustees.

Mr. Scopellite provides the Board with significant public governance and risk management experience, particularly as they relate to information technology and cybersecurity.

Grace C. Torres
Age 65 Director since 2018 Committees: Audit, Human Resources/Compensation, and Leadership	Skills and Qualifications: ● Trustee of Prudential Retail Mutual Funds ● Registered CPA with audit experience of large financial services organizations ● Chair of the Audit Committee

Grace C. Torres has been a Trustee of Prudential Retail Mutual Funds, a retail mutual funds complex of more than 100 registered investment companies, since 2014. Prior to that, Ms. Torres was Chief Financial Officer, Treasurer and Principal Financial Officer of Prudential Mutual Funds and Senior Vice President of Prudential Investments LLC from 1994 through 2014. Ms. Torres also previously served as Vice President, Mutual Funds Administration at Bankers Trust and as a Senior Manager, Audit Practice with Ernst & Young. Ms. Torres is a CPA in the State of New York and received a BS in Accounting and Management from New York University. Ms. Torres served as a Director of Sun Bancorp, Inc. and Sun National Bank since 2015, serving on the Audit, Nominating & Corporate Governance and Risk Committees and Chair of the ALCO Committee, until their acquisition by the Company in January 2018, at which time Ms. Torres joined the Board.

Ms. Torres brings to the Board additional financial reporting and audit experience, particularly with respect to large complex financial services organizations. Ms. Torres has been recognized as one the Top 50 business executives by Hispanic Business magazine and brings in-depth experience and expertise regarding the financial services industry.

20     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Proposal 1 Election of Directors

Required Vote

Patricia L. Turner
Age 56 Director since 2020 Committees: Finance and Human Resources/Compensation

Skills and Qualifications:

●  Executive Director and CEO of the American College of Surgeons

●  President and member of the Board of Directors of the Council of Medical Specialty Societies

●  Managerial and leadership experience in the medical, business, and higher education sectors

Patricia L. Turner, MD, MBA, FACS is the executive director and CEO of the American College of Surgeons and a clinical professor of surgery at the University of Chicago. Prior to joining the American College of Surgeons, Dr. Turner was in full-time academic practice on the faculty of the University of Maryland School of Medicine, serving as the surgery residency program director and the surgical quality champion. She is a graduate of the University of Pennsylvania and the Bowman Gray School of Medicine at Wake Forest University and received her MBA from the University of Maryland Robert H. Smith School of Business.  Dr. Turner currently is President and serves as a member of the Executive Committee of Medical Specialty Societies.

Dr. Turner provides the Board with significant leadership and managerial experience related to medical, business, and higher education.

Dalila Wilson-Scott
Age 51 Director since 2023 Committees: Finance and Human Resources/Compensation

Skills and Qualifications:

●  Executive Vice President and Chief Diversity Officer of Comcast Corporation

●  Board member of Main Line Health and the United Way of Greater Philadelphia and Southern NJ

●  Extensive governance and regulatory experience

Dalila Wilson-Scott was appointed to the Board in October 2023. She serves as the Executive Vice President and Chief Diversity Officer of Comcast Corporation and President of the Comcast NBCUniversal Foundation, overseeing all Impact & Inclusion initiatives, including philanthropic strategy for the corporation. Ms. Wilson-Scott also leads Comcast’s community impact initiatives, working across the organization to provide strategic leadership throughout all aspects of its corporate social responsibility programs.

Prior to joining Comcast, Ms. Wilson-Scott served as Head of Global Philanthropy at JP Morgan Chase & Co. and President of the JPMorgan Chase Foundation. She also served in the Corporate Merger Office at JP Morgan, as an integral member of the team managing the integration of JPMorgan Chase and Bank One.

Ms. Wilson-Scott serves on the boards of Main Line Health, City Year, and CodePath and co-chairs the Children’s Hospital of Philadelphia’s Corporate Advisory Council. Ms. Wilson-Scott speaks regularly on philanthropy, economic mobility and inclusion at various conferences. Prior to her appointment to the Board of Directors, Ms. Wilson-Scott also served on the Bank’s Advisory Board from July 2020 to September 2023.

Ms. Wilson-Scott has a bachelor’s degree in economics from New York University’s College of Arts and Sciences and an MBA in Finance and Management from New York University’s College of Arts and Science.

Ms. Wilson-Scott provides the Board with significant regulatory and governance knowledge as well as experience with complex organizations.

Required Vote

Directors will be elected according to a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. There is no cumulative voting for the election of directors.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF ALL DIRECTORS LISTED IN “NOMINEES FOR DIRECTOR.”

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     21

Stock Ownership

The following table provides information as of March 25, 2025, with respect to the persons known by the Company to be the beneficial owners of more than 5% of its outstanding stock. A person is considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name and Address Of Beneficial Owner	Number of Shares Owned	Percent of Common Stock Outstanding
BlackRock Inc. 50 Hudson Yards New York, NY 10001	4,609,917	7.9%	(1)
The Vanguard Group 1000 Vanguard Blvd. Malvern, PA 19355	3,369,343	5.8%	(2)
Dimensional Fund Advisors LP 6300 Bee Cave Road, Building One Austin, TX 78746	3,152,465	5.4%	(3)
(1)	Based solely on SEC Schedule 13G Amendment No. 15 filed on February 7, 2025.
(2)	Based solely on SEC Schedule 13G Amendment No. 1 filed on February 13, 2024.
(3)	Based solely on SEC Schedule 13G Amendment No. 1 filed on February 9, 2024.

The following table provides information, as of March 25, 2025, about the shares of the Company common stock that may be considered to be beneficially owned by each director, nominee for director and each NEO and by all such directors and executive officers of the Company as a group. A person may be considered to beneficially own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power.

Name	Number of Shares Owned (Excluding Options)(1)	Number of Shares That May Be Acquired Within 60 Days by Exercising Options	Total Number of Shares Beneficially Owned	Percent of Common Stock Outstanding(2)
Directors and Nominees
John F. Barros(3)	6,594	—	6,594	*
Anthony R. Coscia(4)	57,720	—	57,720	*
Jack M. Farris(4)	19,637	17,065	36,702	*
Robert C. Garrett(3)	6,202	—	6,202
Kimberly M. Guadagno(4)	18,137	—	18,137	*
Nicos Katsoulis(4)(5)	31,349	11,811	43,160	*
Joseph J. Lebel, III(6)(7)(8)(9)(10)(11)	319,457	352,240	671,697	1.1%
Christopher D. Maher(7)(8)(9)(10)(12)(13)	375,940	433,792	809,732	1.4%
Joseph Murphy, Jr.(4)(14)	320,995	—	320,995	*
Steven Scopellite(4)	13,942	17,065	31,007
Grace C. Torres(4)	21,389	—	21,389	*
Patricia L. Turner(4)(15)	13,602	—	13,602	*
Dalila Wilson-Scott(16)	6,348	—	6,348	*
Named Executive Officers who are not also Directors or Nominees
Patrick S. Barrett(7)(8)(9)(10)(17)	134,712	—	134,712	*
Michele B. Estep(7)(8)(9)(10)(18)	168,244	142,503	310,747	*
Steven J. Tsimbinos(7)(8)(9)(10)(18)	205,548	192,540	398,088	*
All directors and Executive Officers as a group (19 persons)	1,866,146	1,168,167	3,043,313	5.1%
*	Less than 1%.

22     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Stock Ownership

(1)	Unless otherwise disclosed, each person effectively exercises sole (or shared with spouse or other immediate family members) voting power as to shares reported as of March 25, 2024.
(2)	A total of 59,549,107 shares of the Company’s common stock was used in calculating the percentage of the class owned, representing 58,380,940 shares outstanding and eligible to vote as of March 25, 2025, plus 1,168,167 shares covered by stock options that were exercisable at or become exercisable within 60 days of March 25, 2025.
(3)	Includes 5,014 unvested shares. Each of Directors Barros and Garrett was awarded 3,354 restricted shares in February 2024 and 2,778 restricted shares in February 2025. Each such award vests at a rate of 33.3% per year commencing on March 1 of the year following the grant.
(4)	Includes 5,717 unvested shares. Each of Directors Coscia, Farris, Guadagno, Katsoulis, Murphy, Scopellite, Torres, and Turner was awarded 2,109 restricted shares in February 2023, 3,354 restricted shares in February 2024, and 2,778 restricted shares in February 2025. Each such award vests at a rate of 33.3% per year commencing on March 1 of the year following the grant.
(5)	Includes 3,022 shares held by Mr. Katsoulis’s spouse.
(6)	Includes 66,236 unvested time-based restricted shares. Mr. Lebel was awarded 22,116 restricted shares in February 2022, 20,872 restricted shares in February 2023, 31,860 restricted shares in February 2024, and 26,376 restricted shares in February 2025. Each such award vests at a rate of 25% per year commencing on March 1 of the year following the grant.
(7)	Includes the following performance-based restricted shares that were awarded in February 2023, assuming the Superior performance levels are attained: Mr. Maher: 34,149; Mr. Lebel: 31,303; Mr. Barrett: 18,972; Ms. Estep: 17,075; and Mr. Tsimbinos: 17,075. Such shares vest on March 1, 2026. The exact number of shares that will vest depends on the attainment of defined performance criteria for the three-year period from January 1, 2023 through December 31, 2025. If the threshold performance is not met, such shares will be forfeited.
(8)	Includes the following performance-based restricted shares that were awarded in February 2024, assuming the Superior performance levels are attained: Mr. Maher: 52,314; Mr. Lebel: 47,787; Mr. Barrett: 27,666; Ms. Estep: 21,151; and Mr. Tsimbinos: 21,151. Such shares vest on March 1, 2027. The exact number of shares that will vest depends on the attainment of defined performance criteria for the three-year period from January 1, 2024 through December 31, 2026. If the threshold performance is not met, such shares will be forfeited.
(9)	Includes the following performance-based restricted shares that were awarded in February 2025, assuming the Superior performance levels are attained: Mr. Maher: 43,310; Mr. Lebel: 39,562; Mr. Barrett: 22,904; Ms. Estep: 20,822; and Mr. Tsimbinos: 20,822. Such shares vest on March 1, 2028. The exact number of shares that will vest depends on the attainment of defined performance criteria for the three-year period from January 1, 2025 through December 31, 2027. If the threshold performance is not met, such shares will be forfeited.
(10)	Includes the following shares that have been allocated and are held in trust pursuant to the ESOP as of March 25, 2025: Mr. Maher: 5,837; Mr. Barrett: 815; Mr. Lebel: 14,102; Ms. Estep: 3,467; Mr. Tsimbinos: 7,084. Such persons have sole voting power, but no investment power, except in limited circumstances, as to such shares.
(11)	Includes 783 shares held by Mr. Lebel’s spouse.
(12)	Includes 72,449 unvested time-based restricted shares. Mr. Maher was awarded 24,128 restricted shares in February 2022, 22,768 restricted shares in February 2023, 34,876 restricted shares in February 2024, and 28,876 restricted shares in February 2025. Each such award vests at a rate of 25% per year commencing on March 1 of the year following the grant.
(13)	Includes 5,000 shares held by Mr. Maher’s spouse.
(14)	Includes 68,000 shares held by Mr. Murphy’s children and 72,800 shares that represent the proportional ownership of a corporation.
(15)	Includes 525 shares held in a retirement account.
(16)	Includes 5,094 unvested shares. Ms. Wilson-Scott was awarded 3,354 restricted shares in February 2024 and 2,778 restricted shares in February 2025. Each such award vests at a rate of 33.3% per year commencing on March 1 of the year following the grant. Ms. Wilson-Scott was also awarded 112 restricted shares in February 2022 and 104 restricted shares in February 2023 for her prior service on the Bank’s Advisory Board. Such shares vest at a rate of 25% per year commencing on March 1 of the year following the grant.
(17)	Includes 37,931 unvested time-based restricted shares. Mr. Barrett was awarded 10,008 restricted shares in June 2022, 12,648 restricted shares in February 2023, 18,444 restricted shares in February 2024, and 15,272 restricted shares in February 2025. Each such award vests at a rate of 25% per year commencing on March 1 of the following the grant, with the exception of the June 2022 award, which vests 50% on March 1, 2024 and then 25% on March 1 of 2025 and 2026.
(18)	Includes 35,168 unvested time-based restricted shares. Each of Ms. Estep and Mr. Tsimbinos was awarded 12,064 restricted shares in February 2022, 11,384 restricted shares in February 2023, 16,768 restricted shares in February 2024, and 13,884 restricted shares in February 2025. Each such award vests at a rate of 25% per year commencing on March 1 of the year following the grant.

Each director and executive officer maintains a mailing address at 110 West Front Street, Red Bank, New Jersey 07701. As of March 25, 2025, none of the above directors or executive officers have pledged any shares of the Company.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     23

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires the Company’s executive officers and directors, and persons who own more than 10% of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership with the Commission. Executive officers, directors, and greater than 10% stockholders are required by Commission regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on a review of copies of such reports it has received and written representations provided to the Company from the individuals required to file the reports, the Company believes that each of the Company’s executive officers and directors and greater than 10% beneficial owners have complied with all applicable reporting requirements for transactions in the Company’s common stock during the fiscal year ended December 31, 2024, with the exception of Brian Schaeffer, who has a late Form 4 submission for one sale of shares on May 8, 2024.

24     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Senior Executive Officers Who Are Not Also Directors

Patrick S. Barrett

Age 62	Patrick S. Barrett was appointed Senior Executive Vice President and CFO of the Company effective January 1, 2025, having previously served as Executive Vice President and CFO of the Company since June 2022. Prior to joining OceanFirst, Mr. Barrett was Executive Vice President and CFO of First Midwest Bancorp, Inc. from 2017 until April 2022 and has extensive leadership and management experience at several financial organizations.

David L. Berninger

Age 57

David L. Berninger was appointed Senior Executive Vice President and CRO of the Company and the Bank effective January 1, 2025, having previously served as Executive Vice President and CRO of the Company since October 2023.  Prior to joining OceanFirst, Mr. Berninger was the Chief Risk Officer, US Region for the Industrial and Commercial Bank of China from April 2022 to October 2023, and the Deputy Chief Risk Officer and Director of Enterprise Risk Management of Valley National Bank from 2015 to 2022.

Mr. Berninger has served in a number of other senior risk management roles in the banking and financial services industry during a career spanning nearly three decades, including at Hudson City Savings Bank and Societe Generale.

Michele B. Estep

Age 55	Michele B. Estep was appointed Senior Executive Vice President and Chief Administrative Officer of the Bank effective January 1, 2025, having previous served as EVP and Chief Administrative Officer since January 2020. Prior to joining OceanFirst, Ms. Estep was the Executive Vice President and Chief Administrative Officer of Sun National Bank. Before then, she held leadership roles at KeyBank in Albany, New York.

Brian Schaeffer

Age 54	Brian Schaeffer was appointed Senior Executive Vice President and Chief Information Officer of the Bank effective January 1, 2025, having previously served as Executive Vice President and Chief Information Officer since August 2023 and Chief Information Security Officer from 2018 through 2023. Prior to joining OceanFirst, Mr. Schaeffer was the Senior Vice President and Chief Information Officer of Sun National Bank from 2015 until its acquisition by the Bank in 2018 and previously held information technology leadership roles at Liberty Bell Bank and with the Dow Jones.

Steven J. Tsimbinos

Age 55	Steven J. Tsimbinos was appointed Senior Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank effective January 1, 2025, having previously served as EVP, General Counsel and Corporate Secretary since 2016. He previously served in those roles as First Senior Vice President since 2010. Prior to joining OceanFirst, he was General Counsel of Copper River Management, L.P., the investment manager to a family of hedge funds, since 2006, and prior to that a partner with Lowenstein Sandler PC, where he practiced corporate and securities law.

Patrick Chong

Age 36	Patrick Chong was appointed Principal Accounting Officer of the Company in February 2023. He has served as the Corporate Controller since September 2020. Prior to joining OceanFirst, Mr. Chong served in various roles with KPMG LLP, most recently as an Audit Senior Manager since October 2017.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     25

Compensation Discussion and Analysis

Overview

This section describes the objectives, design and rationale of the Company’s compensation program for our Named Executive Officers (“NEOs”) and discusses each material element of our NEO compensation program, how compensation is determined, and recent developments.

For 2024, the Company’s NEOs were:

CHRISTOPHER D. MAHER Chairman and CEO of the Company and the Bank	PATRICK S. BARRETT Senior Executive Vice President and CFO of the Company and the Bank	JOSEPH J. LEBEL III President of the Bank and Chief Operating Officer of the Company and the Bank	MICHELE B. ESTEP Senior Executive Vice President and Chief Administrative Officer of the Bank	STEVEN J. TSIMBINOS Senior Executive Vice President, General Counsel, and Corporate Secretary of the Company and the Bank

26     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

Executive Summary

2024 Business Highlights

2024 was another successful year for the Company, as management maintained its assets and deposit levels in a challenging competitive environment while increasing stockholders’ equity. In addition, as a result of the efforts made in 2024, OceanFirst Bank’s Community Reinvestment Act rating was upgraded to “Outstanding” in February 2025.

Key highlights of our 2024 performance appear below.

Diluted EPS	Total Assets	Loans Receivable, Net

Deposits	Total Shareholders’ Equity	Tangible common equity per common share*

Cash Dividends	112th consecutive dividend paid on February 14, 2025

*	Please refer to the “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” table contained in the Company’s press releases announcing earnings for additional information regarding the Company’s Non-GAAP measures and impact per period.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     27

Compensation Discussion and Analysis

Executive Summary

Executive Compensation Program Highlights

Our executive compensation program incorporates the following features and policies that are designed to align the interests of our NEOs with those of our stockholders.

BALANCED PROGRAM ELEMENTS	We use a mix of compensation elements—time- and performance-based awards, cash and equity, and long-term and short-term—to motivate and incentivize our executives and reward accomplishments, while promoting safe and sound banking practices.
NO DIVIDENDS OR DIVIDEND EQUIVALENTS ON UNVESTED STOCK AWARDS	We pay dividends and dividend equivalents on restricted stock unit awards only when the underlying awards vest.
ROBUST RISK ASSESSMENT FRAMEWORK	We perform a comprehensive annual risk assessment of all Company-sponsored compensation programs.
INCENTIVE CLAWBACK POLICY	We can recoup performance-based compensation from our executives in certain circumstances.
NO REPRICING	We will not reprice stock options or Stock Appreciation Rights (“SARs”) without stockholder approval, except to adjust the option value in connection with a significant corporate transaction such as a change of control or stock split.
NO “SINGLE TRIGGER” CHANGE IN CONTROL BENEFITS	We maintain “double trigger” change in control clauses in our employment and change in control agreements. An executive is entitled to a severance payment only if terminated without cause or the executive terminates employment for good reason after a change in control. Outstanding equity awards will not automatically vest upon a change in control.
NO EXCISE TAX GROSS-UPS	We do not provide for gross-up payments to cover excise taxes our executives may incur on severance payments and benefits made in connection with a change in control.
EXECUTIVE OFFICER STOCK OWNERSHIP REQUIREMENTS	We require our executive officers to hold substantial amounts of our common stock—5x base salary for the CEO and 3x base salary for the other NEOs.
NO HEDGING OR PLEDGING OF OUR STOCK	We prohibit our directors, executive officers, and certain key employees from engaging in hedging transactions involving our common stock or pledging our common stock to secure debt, unless prior approval is received from our Board, which is only provided in limited circumstances.
INDEPENDENT COMPENSATION CONSULTANT	The Compensation Committee directly engages an independent compensation consultant to review the competitiveness and effectiveness of our executive compensation program and to provide advice on market practices and regulatory matters.

28     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Compensation Discussion and Analysis

Executive Summary

2024 Stockholder Advisory Vote on Executive Compensation

At the 2024 Annual Meeting of Stockholders, approximately 83% of the shares voting on the Company’s non-binding advisory vote on executive compensation (commonly known as “say on pay”) were cast in favor of the compensation of the Company’s executive officers. The Board and the Compensation Committee appreciate and value the views of our stockholders. (For information on our stockholder outreach and engagement, see “Corporate Governance – Stockholder Outreach”).

Over the past eight years, we have made several adjustments to our executive compensation program, in response to stockholder input and to align with best and market practices. Those changes are summarized below. Advisory votes on executive compensation and stockholder outreach will continue to guide the Compensation Committee and the Board in their ongoing assessment of the Company’s executive compensation program.

Compensation Actions Taken

The Compensation Committee and the Board believe that the Company’s overall pay practices, and the specific compensation paid to our executive officers, are competitive, fair, and well-balanced. We are mindful that investors often prefer the use of performance-based compensation, and the Compensation Committee took that view into account in making equity grants in 2024, as further described below.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     29

Compensation Discussion and Analysis

Objectives of Our Compensation Program

Objectives of Our Compensation Program

Our executive officer compensation program is designed to:

●	provide a comprehensive compensation package that is competitive within the marketplace to attract, reward, and retain highly qualified, motivated, productive, and responsible executive officers;
●	align the executive officers’ interests with those of our stockholders by incentivizing and rewarding individual behaviors that improve the Company’s performance in a manner that is consistent with our business and strategic plans while encouraging prudent decision-making and safe and sound banking practices;
●	create balanced and reasonable incentives that link pay to performance but do not encourage the executive officers to expose the Company to inappropriate risks;
●	reward executive officers who assume the greatest responsibility and consistently produce positive strategic results within the bounds of sound business and risk management;
●	motivate each individual to perform to the best of their ability; and
●	recognize the Company’s cost structure and the economic environment.

The executive officers are among the Company’s greatest assets, as their leadership and example to all employees drive our success and customer-centered excellence.

Compensation Program Design and Rationale

To attract qualified executives as NEOs and to incentivize, reward, and retain executives who meet the Company’s performance expectations, our 2024 executive compensation program included the compensation elements described below.

Compensation Element	Description and Purpose	Context/Rationale	Fixed/Performance Based	Short-Term/ Long-Term
Base Salary	Helps attract and retain executives through market-competitive fixed pay.	Based on individual performance and responsibilities, prevailing market conditions, current and anticipated Company performance, and current pay levels.	Fixed	Short-term
Cash Incentives	Encourages achievement of annual financial and individual goals that create near-term stockholder value and are consistent with the Company’s business and strategic plans, prudent decision-making, and safe and sound business practices.

Ties compensation directly to performance measures that support our business and strategic plans:

●  Core Earnings (40%)

●  Core Efficiency Ratio (20%)

●  Net Deposit Growth (10%)

●  Non-Interest Expense (10%)

●  Internal Controls (5%)

●  Regulatory Compliance and Assessments (7.5%)

●  Shareholders, Customers and Community (7.5%)

			Performance-based	Short-term
Equity Compensation	Attracts, retains, and motivates executives by tying their economic interests to the achievement of long-term Company and share performance, and aligns their interests with those of our stockholders.	Performance-based restricted stock cliff vests at the end of a three-year performance period based on achievement of cumulative performance goals. The value of this award is tied to a mix of selected financial performance metrics and the stock performance over the performance period	Performance-based	Long-term
		Time-based restricted stock vests based on completion of service requirement and value is tied to stock performance between the grant date and the vesting date.	Fixed, vesting in four equal annual installments	Long-term

Mix of Compensation Elements

Our executive compensation program maintains the appropriate balance of compensation elements to motivate executives and reward individual and organization-wide accomplishments. Performance-based incentive awards play an important role in the executive compensation program, but so do fixed compensation elements that reward consistent performance that is squarely rooted in safe and sound banking practices. We are mindful that banking institutions must not provide incentives for executives to take imprudent or excessive risks. For more information about how the Compensation Committee evaluates and mitigates potential risk in our executive compensation program, see “Mitigating Risk in Our Executive Compensation Program.”

30     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Compensation Discussion and Analysis

How Compensation Is Determined

The following chart illustrates the 2024 mix of compensation elements for our CEO and the other NEOs (on average).

Pay Mix
CEO Pay Mix	Average NEOs Pay Mix

How Compensation Is Determined

Role of Compensation Committee

The Compensation Committee reviews compensation for senior executives, including the CEO and our other NEOs, and establishes guidelines and limits for the compensation and benefits programs for the other employees of the Company and the Bank. The Compensation Committee annually evaluates and determines CEO compensation. The NEOs compensation is also reviewed and approved by the Compensation Committee, taking into account the CEO’s recommendations. Compensation for senior executives is also reviewed by the Board. When establishing compensation levels, the Compensation Committee considers the Company’s overall strategic objectives, annual performance goals, compensation data/peer group analysis, individual executive performance, internal equity, and regulatory requirements. The Compensation Committee also reviews the compensation risk assessment performed annually by the CRO, as described under “Mitigating Risk in Our Executive Compensation Program.” See “Corporate Governance –Committees of the Board of Directors” for further information regarding the Compensation Committee.

Role of CEO and Management

The CEO makes recommendations to the Compensation Committee regarding compensation, including base salary, bonuses, and equity grants, for the Company’s other officers. The CEO does not participate in the Compensation Committee’s decision as to his own compensation package. Executive management may occasionally be invited to Compensation Committee meetings to discuss compensation matters.

Role of the Compensation Consultant

The Compensation Committee has retained Meridian Compensation Partners, LLC (“Meridian”) as its independent compensation consultant. In 2024, Meridian provided the Compensation Committee with compensation data, advice, and recommendations to inform the Compensation Committee’s compensation decisions. Representatives from Meridian attend Compensation Committee meetings as requested and participate in general discussions regarding executive compensation matters, as well as discussions with members of the Compensation Committee in executive session (without management present). Meridian does not provide other services to the Company and has no direct or indirect business relationships with the Company or its affiliates. The Compensation Committee has considered the independence of Meridian for 2024 and determined that the work performed by Meridian did not create any conflict of interest and that Meridian is independent.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     31

Compensation Discussion and Analysis

How Compensation Is Determined

Compensation Data/Peer Group Analysis

Meridian develops materials and analyses that the Compensation Committee uses for its evaluations and determinations. These materials include market assessments of NEO compensation and information to help the Committee set appropriate incentive compensation targets and ranges.

A critical element of the Company’s compensation philosophy, and a key reference point for the Compensation Committee’s decisions, is the analysis of our executive compensation structure and financial performance relative to a peer group of similarly sized, publicly traded financial institutions. Making this peer group comparison more difficult is the fact that, as part of the unique regulatory rules of the banking industry, financial institutions over $10 billion in assets, such as the Bank, have increased regulatory and compliance requirements that are not applicable to its peers below the $10 billion threshold. The Compensation Committee seeks to provide competitive and appropriate compensation that attracts and retains top talent and ensures proper alignment between the Company’s performance and compensation relative to peers. To this end, Meridian conducts peer group studies annually for the Compensation Committee, including in late 2023 to inform 2024 compensation decisions (the “benchmarking study”). The Compensation Committee used the benchmarking study to ensure that the Company’s overall executive compensation, and each individual element of compensation, are in a reasonable range of market median.

Based on the benchmarking study and its own independent evaluation of potential peer companies, the Compensation Committee approved the following 2024 Peer Group:

2024 PEER GROUP

● Fulton Financial Corp.

● Atlantic Union Bankshares Corp.

● Customers Bancorp, Inc.

● Eastern Bankshares, Inc.

● WSFS Financial Corp.

● Independent Bank Corp.

● WesBanco, Inc.

● First Financial Bancorp

● Community Bank System, Inc.

● Provident Financial Services, Inc.

● Sandy Spring Bancorp, Inc.

● Dime Community Bancshares, Inc.

● Berkshire Hills, Bancorp, Inc.

● Eagle Bancorp, Inc.

● Brookline Bancorp, Inc.

● Lakeland Bancorp, Inc.

● Park National Corp.

● ConnectOne Bancorp, Inc.

● Flushing Financial Corp.

● Univest Financial Corp.

● Peapack-Gladstone Financial Corp.

● City Holding Company

Industry/Type of Institution

●  banks and thrifts

●  traded on an exchange

●  similar business model, including competitors and competitors for executive talent

Geographic Considerations

●  Mid-Atlantic Region, plus CT, MA, OH, RI, VA, and WV

●  Focus on headquarters in or near a major metropolitan area

Asset Size

●  $6 billion to $27 billion, representing a reasonable range around OCFC’s assets

Positioning relative to peers

45th Percentile for assets

32     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Compensation Discussion and Analysis

Elements of Compensation

Elements of Compensation

The following describes the elements of compensation and provides information on certain decisions regarding 2024 compensation.

Base Salary

Base salaries for our NEOs are intended to be competitive with the salaries of executives in comparable positions at peer financial institutions. The Compensation Committee sets base salaries at levels that are appropriate to attract and retain our executives, while being mindful of managing costs. The Compensation Committee determined that all NEO salaries would increase in 2024 after considering various factors, including the Company’s growth, peer group compensation data, prevailing market conditions, the performance and responsibilities of individual executives, and current pay levels. The salaries for 2024 were as follows:

Name	2023 Salary	2024 Salary	Change
Christopher D. Maher	$ 950,000	$ 965,000	1.6%
Patrick S. Barrett	450,000	465,750	3.5%
Joseph J. Lebel III	535,000	553,725	3.5%
Michele B. Estep(1)	325,000	425,000	31.0%
Steven J. Tsimbinos(1)	325,000	425,000	31.0%

(1)	Ms. Estep’s and Mr. Tsimbinos’s base salaries increased in 2024 (previous increase was in 2019) to align their compensation with market rates and to reflect their performance and contributions.

Cash Incentive Awards

Under our cash incentive compensation plan (“CIP”), each NEO’s annual cash incentive compensation is contingent on the performance of the Company, the Bank, and the individual compared to performance goals that are approved by the Compensation Committee at the beginning of the performance year. The Compensation Committee determined cash incentive targets and performance goals for 2024 at its January and February meetings.

Each NEO’s annual cash incentive compensation is weighed at the full CIP funding rate for the year. A percentage modifier, from 0% to 100%, for individual performance is then applied to the CIP funding allocation to determine the NEO’s annual bonus, subject to a maximum payout of 150% of target.

Cash Incentive Metrics and Goals

Cash incentive awards are based on four financial metrics and three strategic metrics. The four financial metrics are Core Earnings, Core Efficiency Ratio, Net Deposit Growth, and Non-Interest Expense. For 2024, the Compensation Committee approved the creation of the Non-Interest Expenses metric with a corresponding weighting of 10% and correspondingly decreased the weighting of the Core Efficiency Ratio metric from 30% to 20%.

These financial metrics link individual compensation to performance on measures that are key drivers of stockholder value. The Compensation Committee believes that non-GAAP core metrics provide a better comparison of period-to-period operating performance (and thus more accurately reflect Company performance) than the corresponding GAAP metrics because core metrics exclude extraordinary and non-recurring events. For example, core metrics exclude merger-related expenses, net branch consolidation expense/benefit, net gain/loss on equity investments, net loss on sale of investments, the opening provision for credit losses attributable to the Spring Garden Capital Group acquisition, net gain on sale of the Bank’s trust business, Federal Deposit Insurance Corporation (“FDIC”) special assessment, and the income tax effect of these items.

The Company reports core metrics in tandem with its GAAP metrics, and core metrics are relied on by analysts and investors to evaluate financial performance. These disclosures should not be viewed as a substitute for financial results in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies. (Please refer to the “Explanation of Non-GAAP Financial Measures” and the “Non-GAAP Reconciliation” table contained in the Company’s press releases announcing earnings for additional information regarding the Company’s non-GAAP measures and impact per period.)

The three strategic metrics were Regulatory Compliance and Assessment, Internal Controls, and Shareholder, Customer, and Community outcomes. These qualitative factors play a crucial role in the cash incentive program by ensuring a comprehensive evaluation of performance beyond just numerical targets. These factors allow for a more balanced and holistic assessment of an employees’ contributions and consider individual behaviors and adherence to laws and regulations, ensuring that employees not only meet their goals but also do so in a manner that aligns with the Company’s values and legal requirements. They also reflect the future impact of current decisions, promoting long-term thinking and sustainable performance.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     33

Compensation Discussion and Analysis

Elements of Compensation

The weights and performance goals for all seven metrics are shown below:

Bank Performance Metrics	Performance % of Award Opportunity	Threshold*	Target*	Superior*
Core Earnings		$84,600,000	$112,800,000	$141,000,000
Core Efficiency Ratio		69.00%	59.10%	44.30%
Net Deposit Growth		-10%	Maintain current level of deposits as of 7/1/23	+10%
Non-Interest Expense		$258,758,500	$235,235,000	$211,711,500

*	Threshold: 50%; Target: 100%; Superior: 150%

Strategic Management Metrics	Performance % of Award Opportunity	Quantitative and Qualitative Measures, including:
Regulatory Compliance and Assessments		Quantitative and Qualitative Measures, including: ● Regulatory Assessments and Outcomes ● Audit Results - internal and external ● Clearing Matters Requiring Attention ● Risk Assessments
Internal Controls

Quantitative and Qualitative Measures, including:

●  Internal Policy and Procedures

●  Information and Communications – safeguarding data

●  Third Party Risk Management

●  Data Governance

●  ERM program – enhancements in line with Bank Growth

Shareholders, Customers, Community

Quantitative and Qualitative Measures, including:

●  Engagement Survey Scores

●  Customer Satisfaction (including Net Promoter and Google Scores)

●  GlassDoor Ratings

●  Diversity and Inclusion

●  Business Continuity and Management

●  Strategic Integrations of Acquisitions/Conversions

*	Threshold: 50%; Target: 100%; Superior: 150%

The Core Earnings, Core Efficiency Ratio and Non-Interest Expense performance goals were derived from the Company’s 2024 Strategic Plan, which was approved by the Board in December 2023. The Net Deposit Growth goal was established using current deposit levels as of January 1, 2024.

34     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Compensation Discussion and Analysis

Elements of Compensation

Target Incentive Awards for the NEOs

The following table shows the 2024 cash incentive targets for the Company’s NEOs.

Name	Target Bonus	Percent of Salary
Christopher D. Maher	$ 775,000	80.3%
Patrick S. Barrett	300,000	64.4%
Joseph J. Lebel III	475,000	85.8%
Michele B. Estep	200,000	47.1%
Steven J. Tsimbinos	200,000	47.1%

In the Company’s CIP, corporate and individual performance modifiers work together to ensure a balanced and comprehensive evaluation of both the Company’s overall success and individual contributions.

Corporate performance metrics are primarily focused on the Bank’s financial and strategic outcomes. This ensures that the Bank’s financial health and regulatory adherence are prioritized, which in turn supports shareholder value and long-term sustainability. Corporate performance metrics can be assessed and paid out up to 150%.

On the other hand, individual performance modifiers allow for the recognition of exceptional individual contributions and are determined based on a comprehensive evaluation of an employee’s overall performance, which reflects both the goals achieved and the behaviors exhibited. This component is particularly important for retaining and motivating high performers. Individual performance modifiers can be assessed and paid out up to 150%.

By combining these two components, the CIP ensures that employees are motivated to contribute to the Bank’s overall success while also recognizing and rewarding individual excellence. This approach helps to align employees’ interests with those of the Bank, promoting both collective and individual achievements.

See “How Compensation is Determined” and “The Role of the Compensation Committee” regarding disclosure on how total compensation opportunities are determined for each NEO.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     35

Compensation Discussion and Analysis

Elements of Compensation

2024 Performance Against Incentive Targets and Final Payout

With respect to each performance metric, the table below shows the weighting, quantitative performance goals (at threshold, target, and superior) and actual performance. In addition, the table shows the weighted percentage of cash incentive target earned for each performance metric, and the total percentage of cash incentive target earned for 2024.

	2024 Performance Level
Performance Metric	Threshold	Target	Superior	Metric Weighting	Payout %	Weighted Payout %
Core Earnings					66%	26.2%
Core Efficiency Ratio					72%	14.5%
Net Deposit Growth					110%	11%
Non-Interest Expense					82%	8.2%
Internal Controls					102%	5.8%
Regulatory Compliance and Assessments(1)					125%	9.4%
Shareholders, Customers, and Community(1)					131%	9.8%
					Total Funding	84.9% of Target

(1)	The then-pending upgrade to the Bank’s CRA rating was an important component of the decision to award more than 100% of target for these components.

36     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Compensation Discussion and Analysis

Elements of Compensation

Based on these results, the Company funded the incentive plan at 84.9% of target, down from the previous year’s incentive plan funding of 88% of target. However, bonus payouts for NEOs were above 84.9% of target due to each NEO’s performance in achieving prescribed individual performance goals. These individual performance goals were established by the Compensation Committee (for the CEO) and by the CEO (for all other NEOs) at the beginning of the performance period. The table below shows each NEO’s 2024 annual incentive payout and percentage of total bonus earned, which reflects the Compensation Committee’s evaluation of each NEO’s attainment of individual performance goals.

Name	2024 Target Bonus	2024 Bonus	Percentage of 2024 Target Bonus
Christopher D. Maher	$775,000	$888,266	115%
Patrick S. Barrett	300,000	318,375	106%
Joseph J. Lebel III	475,000	463,766	98%
Michele B. Estep	200,000	254,700	127%
Steven J. Tsimbinos	200,000	254,700	127%

Long-Term Incentive Awards

The 2024 long-term incentive awards consist of 50% time-based restricted stock and 50% performance-based restricted stock for all NEOs. Our long-term incentive compensation is intended to incentivize our NEOs to achieve key financial goals, enhance stockholder value, promote executive stock ownership, and facilitate executive retention.

The Compensation Committee set each NEO’s target LTI value based on various factors, including prevailing market conditions, performance and responsibilities of individual executives, current pay levels, the value of awards previously granted, and the benchmarking study. Awards for 2024 to the NEOs are shown below.

$520,001
$514,790
$275,000
$272,245
$475,003
$470,243
$250,011
$247,496
$250,011
$247,496
Christopher D. Maher
Patrick S. Barrett
Joseph J. Lebel
Michele B. Estep
Steven J. Tsimbinos
Time-Based Stock Awards
Performance-Based Stock Awards

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     37

Compensation Discussion and Analysis

Elements of Compensation

Performance-Based Restricted Stock Awarded in 2024

Performance-based restricted stock awards cliff vest at the end of a three-year performance period based on achievement against the following performance measures: (i) Relative Core Return on Average Assets (“ROAA”) (3-year average) (weighted 40%), (ii) Relative Core Earnings Per Share (3-year cumulative growth) (weighted 40%), and (iii) Relative 3-year Total Shareholder Return (“TSR”) (weighted 20%). Relative performance is compared to the KBW Nasdaq Regional Banking Index (“KRX”). Relative performance, using market and financial performance, provides a comprehensive and robust performance assessment. Performance-based awards have a possible payout range of 0% to 150% of target. This payout range is consistent with market practice, provides competitive payout opportunities, and correlates to achieved performance.

The performance metrics were selected because they are linked to the creation of stockholder value and are consistent with the Company’s business and strategic plans, prudent decision-making, and safe and sound business practices.

Performance Metrics for the 2024 performance-based restricted stock awards will be measured at the end of the three-year period. The Compensation Committee set three-year performance goals (at threshold, target, and superior levels) at its January and February 2024 meetings based on financial data from the strategic plan approved by the Board.

Past Grants of Performance-Based Restricted Stock Eligible to Vest

The following table depicts the level of vesting for performance-based restricted stock granted in past years:

				Payout Range
Grant Year	Vesting Year	ROA Target	ROA Results	None	Threshold	Target	Superior
FY20	2021	1.25%	0.64%
	2022	1.25%	0.95%
	2023	1.25%	1.11%
	2024	1.25%	0.78%
	2025	1.25%	0.69%
FY21	2022	0.69%	0.95%
	2023	0.78%	1.11%
	2024	0.86%	0.78%
	2025	0.86%	0.69%

					Payout Range
Grant Year	Vesting Year	Metric	Target	Results	None	Threshold	Target	Superior
FY22	2025	3-Year Average ROAA	1.01%	0.86%
	(3-Year Cliff	3-Year Cumulative EPS	$7.14	$5.72
	Vest)	Total Shareholder Return

Time-Based Restricted Stock

2024 time-based restricted stock awards will vest in equal installments over four years, subject to continued employment with the Company.

38     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Compensation Discussion and Analysis

Elements of Compensation

Realizable Pay Analysis

The Compensation Committee regularly reviews actual pay outcomes of past compensation decisions, using a “realizable pay analysis,” to evaluate pay and performance alignment. This analysis helps us assess if our compensation program is working as intended and if adjustments are needed to drive the Company’s pay for performance philosophy.

This section explains how the CEO’s realizable pay compares to his target pay over the three-year period ended December 31, 2024. For this purpose, “target pay” is the sum of base salary, target annual cash incentive, and the target dollar value of long-term incentive awards at the time of grant. In other words, the CEO’s target pay is what he could earn if the Company achieved all of the incentive performance objectives at target. Realizable pay is the current value of CEO compensation, which is the sum of base salary, actual bonus payouts, and current value of time-based equity awards and current value of performance-based equity awards (based on actual performance if known, or target if performance period is not completed). Equity awards are valued using a share price as of December 31, 2024.

As shown below, the CEO’s realizable pay was 3% below target for the three-year period ended December 31, 2024, reflecting the Company’s performance during that period. The Committee believes this analysis confirms the Company’s strong correlation between pay and performance.

CEO Pay (2022, 2023, and 2024 combined)

Benefits

All NEOs participate in the benefit plans generally available to the Company’s employees, including welfare plans that provide medical, dental, vision, life, accidental death and disability, short- and long-term disability benefits, health care and dependent care flexible spending accounts, the 401(k) Plan, and the Bank’s Employee Stock Ownership Plan (“ESOP”). The Company also maintains a supplemental executive retirement plan (“SERP”) covering Mr. Maher. This SERP is intended to promote continued service of covered executives by providing a supplement to their other qualified retirement plan benefits, which are limited by law. For Mr. Maher, the benefit is based on an agreed upon schedule of annual contributions. The Company did not make any significant changes to the benefits offered to its NEOs in 2024. See “Executive Compensation – Nonqualified Deferred Compensation – Supplemental Executive Retirement Plan.”

Perquisites

The Company provided perquisites to certain NEOs in the form of Company-paid automobile benefits, country club dues, provision of a comprehensive executive physical, and non-cash fringe benefits. These perquisites are included in the footnotes and narratives to the Summary Compensation Table. The NEOs are subject to the Company’s Travel and Entertainment Policy, which governs the reimbursement of business-related travel, dining, and entertainment expenses for all employees.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     39

Compensation Discussion and Analysis

Stock Ownership Guidelines

Deferred Compensation

The Bank provides the CEO with an opportunity to elect to defer current compensation under the Deferred Compensation Plan for Executives (the “Deferral Plan”). The Deferral Plan previously permitted eligible executives selected by the Bank’s Board to elect to defer receipt of up to 100% of base salary and annual bonus. The Deferral Plan is currently not accepting new participants.

Employment Agreements

The Company’s continued success depends to a significant degree on the skills and competence of our NEOs. As part of our compensation program, the NEOs are eligible for payments and benefits in the event of certain employment terminations or in the event of a change in control of the Company. The employment agreements are intended to ensure that the Company will be able to maintain a stable and competent management base. The employment agreements also include restrictive covenants (non-competition, non-solicitation, and confidentiality) to protect the Company’s business interests after executives leave our employment. The employment agreements are described later in this proxy statement under “Executive Compensation – Employment Agreements.”

Stock Ownership Guidelines

The Board, upon the recommendation of the Leadership Committee, has adopted stock ownership guidelines (the “Guidelines”) for non-employee directors and the NEOs to better align their interests with those of the Company’s stockholders. The Guidelines provide that the CEO must own Company stock with a market value of at least five times his annual base salary, and each other NEO must own Company stock with a market value of at least three times his or her annual base salary. An NEO who has not yet met the ownership requirement must retain all of the net vested restricted stock and net shares delivered after exercising stock options (where “net shares” refers to the shares that remain after shares are sold or netted to pay the exercise price of options and any withholding taxes).

All of the Company’s NEOs were in compliance with the Guidelines on December 31, 2024, with the exception of Mr. Maher, who had been in compliance but was not as of December 31, 2024, as a result of Company stock price volatility. Shares that counted toward the ownership requirements at such date included those owned by the officer, including shares held in the officer’s ESOP and 401(k) accounts, and unvested time- and performance-based restricted stock. In 2024, the Company amended its Guidelines to eliminate the consideration of unvested performance-based restricted stock in determining compliance with the Guidelines.

Mitigating Risk in Our Executive Compensation Program

The Company is mindful that banking institutions must follow sound compensation practices and structure compensation programs in a way that does not provide incentives for executives to take imprudent or excessive risks. The Compensation Committee believes the Company maintains an appropriate balance of compensation elements to motivate our executives and reward their respective accomplishments without incenting excessive risk taking. Performance-based incentive awards play an important role in our executive compensation program, but their use is balanced by fixed compensation that rewards consistent performance that is squarely rooted in safe and sound banking practices. A comprehensive annual assessment of risk applies to all Company-sponsored compliance programs.

The Company’s compensation program for the NEOs is designed to mitigate risk by:

●	providing non-performance-based salaries, retirement, and benefits that are competitive in the market and provide executives with a stable and ample income without reliance on incentives;
●	incorporating cash incentives to reward annual performance in accordance with the Company’s predefined annual and strategic goals and objectives;
●	including long-term incentives in the form of time-vested and performance-based restricted stock awards to focus the NEOs’ attention on long-term stockholder value;
●	assessing performance comprehensively reflecting multiple dimensions including financial, qualitative, ESG, and market performance; and
●	considering prior period results, the exposure to risk, and actual risk outcomes in determining current and future compensation.

To further mitigate risk resulting from performance-based compensation, the Compensation Committee considers, and uses when appropriate, metrics and performance goals that incorporate risk management, “clawbacks” to recover prior payments, and performance periods longer than one year. The use of equity-based long-term compensation, in combination with executive stock ownership requirements, reflects the Company’s goal of aligning the interests of executives and stockholders, thereby reducing the exposure to imprudent or excessive risk-taking. The Company believes these features balance the need to reward executives for the successful operation of our business with the need to identify, monitor, and prudently manage risk.

40     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Compensation Discussion and Analysis

Hedging/Pledging Policy

To ensure that the Compensation Committee adequately considers the risk inherent in our compensation program, in the first quarter of each year, the Chief Risk Officer conducts a compensation risk assessment that is presented to and reviewed by the Compensation Committee. This assessment reviews any actual and potential risk created by the Company’s compensation program and analyzes the Company’s controls and risk mitigation mechanisms. After review of the risk assessment presented in 2024, the Compensation Committee believes that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company and that the policies (1) appropriately balance risk and financial results in a manner that does not encourage employees to expose the Company to imprudent risk, (2) are compatible with effective controls and risk management, and (3) are supported by strong corporate governance, including active and effective oversight by the Company’s Board of Directors.

Hedging/Pledging Policy

To ensure that the interests of directors and senior executive officers are aligned with the interests of the Company’s stockholders, the Company has adopted an anti-hedging/pledging policy that prohibits (without Board approval) directors and executive officers from: (1) directly or indirectly engaging in hedging or monetization transactions, through transactions in the Company’s securities or through financial instruments designed for that purpose or achieving that effect, including equity swaps, puts, calls, collars, forwards, exchange funds and prepaid variable forwards, or (2) pledging or hypothecating the Company’s securities as collateral for a loan, including through the use of a traditional margin account with a securities broker. Any request to engage in a hedging or pledging transaction must be submitted to the General Counsel, with a description of the transaction(s) and the reasons for the transaction(s), at least two weeks in advance. The General Counsel will review the circumstances and reasons for this request and determine whether there is a valid reason to approve the transaction and then make a recommendation to the Board for a final decision.

Insider Trading Policy

The Company maintains an Insider Trading Policy which states that the Company’s directors, officers, and employees, as well as anyone who received confidential information about the Company from these persons, have a responsibility to not participate in the market for the Company’s stock while aware of material information about the Company that has not been disclosed. Under the Insider Trading Policy, any purchase or sale of Company stock by Directors or selected officers must be pre-cleared by the Company’s General Counsel and may only be transacted during a “window” period beginning of the third business day after the public release of the Company’s quarterly financial information and continuing until the 15th day of the last month prior to the end of the quarter. Consequences for violation of the Insider Trading Policy could include civil and criminal penalties and disciplinary action by the Company.

Clawback Policy

In 2023, the Board of Directors adopted a clawback policy that complies with the Nasdaq listing standards as mandated by the SEC. The policy requires the clawback of incentive-based compensation erroneously received by current or former executive officers after an accounting restatement (calculated based on the error that was subsequently corrected in the accounting restatement), regardless of any misconduct or knowledge of the officer who received the compensation. This policy is intended to supplement any other clawback provisions implemented by the Company in effect now, or in the future. In addition to the SEC compliant clawback policy, our incentive-based compensation is subject to a second clawback policy, which provides that after certain adverse events, such as if the Company is required to prepare an accounting restatement due to its material noncompliance with financial reporting requirements under U.S. securities laws or officer misconduct, the Company may, to the extent permitted by governing law, pursue reimbursement of any performance-based compensation paid, including to the NEOs, to the extent such compensation was an overpayment based on erroneous data, or to the extent determined by the Compensation Committee based upon the relevant facts and circumstances. The Company may only clawback payments made not more than three years prior to the announcement of the restatement in the case of a restatement or, in all other cases, not more than three years prior to the circumstances giving rise to the clawback.

Policies and Practices Related to the Grant of Certain Equity Awards

While the Company does not have a formal policy or obligation that requires it to grant or award equity-based compensation on a specific date, the Compensation Committee and the Board of Directors have a historic practice of not granting stock options to executive officers during closed quarterly trading windows as determined under the Company’s Insider Trading Policy. Consequently, the Company has not granted, and does not expect to grant, any stock options to any named executive officers within four business days preceding the filing with the Securities and Exchange Commission of any report on Forms 10-K, 10-Q, or 8-K that discloses material non-public information. The Compensation Committee and the Board of Directors do not take material non-public information into account when determining the timing of equity awards and do not time the disclosure of material non-public information to impact the value of executive compensation. The Company did not grant any stock options to its executive officers, including the named executive officers, during the year ended December 31, 2024.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     41

Compensation Committee Report

The following is the report of the Compensation Committee with respect to the Company’s Compensation Discussion and Analysis for the fiscal year ended December 31, 2024.

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management of the Company. Based on the review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 and the Company’s proxy statement for the Annual Meeting of Stockholders to be held on May 19, 2025.

The Human Resources/Compensation Committee

Jack M. Farris, Chair
Kimberly M. Guadagno
Grace C. Torres
Patricia L. Turner
Dalila Wilson-Scott

42     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Summary Compensation Table

The following table sets forth certain summary information regarding the compensation paid or accrued by the Company during the fiscal years ended December 31, 2024, 2023, and 2022 for the NEOs.

			Stock Awards			Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)
Name and Principal Position	Year	Salary ($)	Time-based Stock Awards ($)(1)	Performance- based Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(5)	Total ($)
Christopher D. Maher,	2024	965,000	520,001	514,790	888,266	2,763	159,060	3,049,880
Chairman and CEO of the Company and the Bank	2023	950,000	540,057	546,544	736,560	5,129	154,906	2,933,196
	2022	950,000	539,985	540,007	899,775	8,147	123,614	3,061,528
Patrick S. Barrett,	2024	465,750	275,000	272,245	318,375	—	47,593	1,378,963
Senior Executive Vice President and CFO of the Company and the Bank	2023	450,000	300,011	303,640	285,120	—	65,327	1,404,098
	2022	302,855	200,060	—	295,550	—	308,106	1,106,571
Joseph J. Lebel lll,	2024	553,725	475,033	470,243	463,766	—	93,361	2,056,128
President and Chief Operating Officer of the Bank	2023	535,000	495,084	500,994	470,250	—	84,738	2,086,066
	2022	535,000	494,956	495,023	676,875	—	71,397	2,273,251
Michele B. Estep,	2024	425,000	250,011	247,496	254,700	—	71,509	1,248,716
Senior Executive Vice President and Chief Administrative Officer of the Bank	2023	325,000	270,028	273,280	198,000	—	63,179	1,129,487
	2022	325,000	269,992	269,970	276,000	—	48,231	1,189,193
Steven J. Tsimbinos,	2024	425,000	250,011	247,496	254,700	—	61,123	1,238,330
Senior Executive Vice President, General Counsel and Corporate Secretary of the Company and the Bank	2023	325,000	270,028	273,280	198,000	—	59,226	1,125,534
	2022	325,000	269,992	269,970	269,100	—	51,731	1,185,793
(1)	Reflects the value of time-based restricted stock granted to the executive officers based on the grant date fair value of the awards granted in the year shown computed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718. See Grants of Plan-Based Awards for the amount of time-based and performance-based restricted stock granted and the share prices on the dates of grant.
(2)	Reflects the value of the Target tier of performance-based restricted stock awards granted to the executive officers based on the grant date fair value of the awards granted in the year shown computed in accordance with FASB ASC 718. For the market component of the 2024, 2023, and 2022 awards, the grant date fair value was calculated by using a Monte Carlo model as determined under FASB ASC 718. See note 12 to the Company’s audited consolidated financial statements for the year ended December 31, 2024, filed with the Company’s Annual Report on Form 10-K, for assumptions made in the valuation. The value of the 2024 performance-based restricted stock awards at the Superior tier are as follows: Mr. Maher, $722,769; Mr. Barrett, $382,235; Mr. Lebel, $660,227; Ms. Estep, $347,487; and Mr. Tsimbinos, $347,487.
(3)	Reflects payments made for the year under the cash incentive compensation plan.
(4)	Represents above-market or preferential earnings on non-tax-qualified deferred compensation. (5) All other compensation consisted of the following elements for 2024:
(5)	All other compensation consisted of the following elements for 2024:

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     43

Executive Compensation

Employment Agreements

	Christopher D. Maher	Patrick S. Barrett	Joseph J. Lebel III	Michele B. Estep	Steven J. Tsimbinos
Employee Stock Ownership Plan Allocation	$6,439	$6,439	$6,439	$6,439	$6,439
401(k) Plan Contribution (Company match)	12,075	12,075	12,075	12,075	12,075
SERP Allocation	50,432	—	—	—	—
Life Insurance Premiums	3,612	5,544	5,544	3,552	3,497
HSA Employer Match	—	2,000		—	—
Company-provided Automobile Benefit	20,186	12,000	17,223	12,000	4,894
Company-paid Club Dues	15,020	—	—	—	8,618
Company-Paid Executive Physical	—	—	5,000	5,000	—
Cash Dividend Payments on Vested Restricted Stock	51,296	9,535	47,080	32,443	25,600
TOTAL	$159,060	47,593	$93,361	$71,509	$61,123

Employment Agreements

The Company has employment agreements with Messrs. Maher, Barrett, Lebel, and Tsimbinos.

The employment agreements have terms expiring on July 31, 2027, but they automatically renew for an additional year each August 1 unless prior written notice of non-renewal is given to the executive after the executive’s performance evaluation. In addition to base salary, the agreements provide for, among other things, participation in cash incentive and stock benefit plans and other fringe benefits applicable to executive personnel. Compensation awarded under the agreements is subject to reduction or “clawback” under certain circumstances.

The agreements provide for termination at any time by the Bank or the Company for cause (as defined in the agreements) or without cause. If the Bank or the Company chooses to terminate the executive’s employment for reasons other than for cause, or in the event of the executive’s qualifying resignation from the Bank (and, if applicable, from the Company), the executive would be entitled to receive:

●	an amount equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement or (y) the executive’s base salary for one year, plus
●	the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the executive’s target cash incentive compensation for the current fiscal year.

In the event of such a termination, the Company would also continue to pay for the executive’s life, health and disability coverage for the remaining term of the employment agreement or 18 months, whichever is less. For this purpose, a “qualifying resignation” means a resignation by the executive following: (1) a change in the executive’s authority, duties or responsibilities that represents a material adverse change from those in effect immediately prior to such change; (2) a material decrease in the executive’s annual salary, target cash compensation (unless target cash compensation was materially decreased for all NEOs listed in the Company’s most recent proxy statement), or elimination or reduction of any material benefit that the Company otherwise provides to its executives of similar rank (unless those changes are implemented for all Company employees who participate in such benefits or programs or are required by law) without the executive’s prior written agreement; (3) relocation of the executive’s principal place of employment to a location that increases the executive’s commute by more than 30 miles one way; or (4) a material breach of the agreement by the Company.

Under the agreements, if a qualifying resignation or involuntary termination (other than for cause) follows a change in control of the Company (as defined in the agreements), the executive would be entitled to a severance payment (the “Change in Control Payment”) equal to the sum of (x) the executive’s base salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash incentive compensation for the current fiscal year. The executive would also be entitled to continued health and welfare benefits as described above. If the Bank is adequately capitalized for regulatory purposes at the time of the change in control, each executive’s Change in Control Payment generally will be multiplied by a factor of three. However, the total value of a Change in Control Payment (including any insurance benefits provided) may not exceed three times the sum of (x) the executive’s salary or (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year and the (ii) target cash compensation for the current fiscal year. If the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

44     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Change in Control Agreement

If the executive dies during the time he or she is receiving any of the above severance payments, such payments will be made to the executive’s beneficiaries or estate. Each executive is subject to certain confidentiality provisions, as well as certain non-competition and non-solicitation provisions during the term of the agreement and for one year post termination. The employment agreements provide that disputes will be resolved by arbitration, with the prevailing party awarded attorneys’ fees. The employment agreements also provide that the Company will indemnify the executive to the fullest extent allowable under Delaware law and, if applicable, federal law.

Change in Control Agreement

The Bank and the Company entered into a change in control agreement (“CIC Agreement”) with Ms. Estep, with a two-year term, currently expiring on July 31, 2026. The CIC Agreement provides that the Board of the Company may, annually, extend the CIC Agreement for an additional year unless written notice of non-renewal is given after conducting a performance evaluation of Ms. Estep. The CIC Agreement provides that in the event voluntary or involuntary termination follows a change in control of the Bank or the Company (as defined in the agreement), Ms. Estep would be entitled to a severance payment equal to two times the sum of (x) Ms. Estep’s base salary and (y) the greater of (i) the cash incentive payment paid to her for the prior fiscal year or (ii) her target cash incentive compensation for the current fiscal year. The Company and the Bank would also continue and pay for her life, health and disability coverage for 18 months following termination. However, if the amount of such termination benefits are deemed to be parachute payments as defined in section 280G of the Code, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     45

Executive Compensation

Grants of Plan-Based Awards

Grants of Plan-Based Awards

The following tables set forth information regarding non-equity incentive plan awards and restricted stock awards to the NEOs during the Company’s fiscal year ended December 31, 2024.

	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)
Name	Threshold ($)	Target ($)	Maximum ($)
Christopher D. Maher	387,500	775,000	1,162,500
Patrick S. Barrett	150,000	300,000	450,000
Joseph J. Lebel III	237,500	475,000	712,500
Michele B. Estep	125,000	250,000	375,000
Steven J. Tsimbinos	125,000	250,000	375,000
(1)	Amounts shown represent the range of potential payouts for fiscal year 2024 performance under the 2024 Cash Incentive Compensation Plan. The performance period for the non-equity awards was January 1, 2024 through December 31, 2024. See “Compensation Discussion and Analysis – Elements of Compensation – Cash Incentive Awards” and “Summary Compensation Table” for the actual payouts made in 2024.

		Estimated Future Payouts Under Equity Incentive Plan Awards(1) Number of Shares of Stock or Units			All Other Stock Awards: Number of Shares of	Grant Date Fair Value
Name	Grant Date	Threshold (#)	Target (#)	Maximum (#)	Stock or Units (#)(2)	of Stock Awards ($)(3)
Christopher D. Maher	2/28/24	17,438	34,876	52,314	34,876	1,034,792
Patrick S. Barrett	2/28/24	9,222	18,444	27,666	18,444	547,245
Joseph J. Lebel III	2/28/24	15,929	31,858	47,787	31,860	945,276
Michel B. Estep	2/28/24	8,384	16,767	25,151	16,767	497,507
Steven J. Tsimbinos	2/28/24	8,384	16,767	25,151	16,767	497,507
(1)	Refers to awards of performance-based restricted shares of Company stock under the 2020 Stock Incentive Plan. Awards vest on March 1, 2027 subject to attainment of defined performance criteria.
(2)	Refers to awards of time-based restricted shares of Company common stock under the 2020 Stock Incentive Plan. Awards vest in four equal annual installments beginning on the date of grant.
(3)	Reflects the grant date fair value of the time-based restricted stock awards and the grant date fair value of the performance-based restricted stock vesting at the Target level granted to the executive officers in accordance with FASB ASC 718. For the market component of the performance-based award, the grant date fair value was calculated using a Monte Carlo model, as determined under FASB ASC 718. See note 12 to Company’s audited consolidated financial statements for the year ended December 31, 2024, filed with the Company’s Annual Report Form 10-K for assumptions made in the valuation.

46     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information regarding stock options and stock awards held by the NEOs at December 31, 2024.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Christopher D. Maher	29,772	—	17.37	3/18/25	—	—	—	—
	59,677	—	17.28	3/16/26	—	—	—	—
	73,400	—	29.01	3/15/27	—	—	—	—
	25,275	—	27.40	1/24/28	—	—	—	—
	109,060	—	25.20	3/01/29	—	—	—	—
	133,104	33,276	20.44	2/28/30	—	—	—	—
	—	—	—	—	1,590	28,779	—	—
	—	—	—	—	6,903	124,944	—	—
	—	—	—	—	12,064	218,358	—	—
	—	—	—	—	17,076	309,076	—	—
	—	—	—	—	34,876	631,256	—	—
	—	—	—	—	—	—	5,871	106,265
	—	—	—	—	—	—	6,903	124,944
	—	—	—	—	—	—	24,129	436,735
	—	—	—	—	—	—	22,766	412,065
	—	—	—	—	—	—	34,876	631,256
Patrick S. Barrett	—	—	—	—	5,044	90,572	—	—
	—	—	—	—	9,486	171,967	—	—
	—	—	—	—	18,444	333,836	—	—
	—	—	—	—	—	—	12,648	228,929
	—	—	—	—	—	—	18,444	333,836

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     47

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Joseph J. Lebel III	30,000	—	17.37	3/18/25	—	—	—	—
	37,500	—	17.28	3/16/26	—	—	—	—
	45,000	—	29.01	3/15/27	—	—	—	—
	15,485	—	27.40	1/24/28	—	—	—	—
	100,670	—	25.20	3/01/29	—	—	—	—
	122,868	30,717	20.44	2/28/30	—	—	—	—
	—	—	—	—	1,468	26,571	—	—
	—	—	—	—	6,328	114,537	—	—
	—	—	—	—	11,058	200,150	—	—
	—	—	—	—	15,654	283,337	—	—
	—	—	—	—	31,860	576,666	—	—
	—	—	—	—	—	—	3,914	70,843
	—	—	—	—	—	—	6,328	114,537
	—	—	—	—	—	—	22,118	400,336
	—	—	—	—	—	—	20,869	377,729
	—	—	—	—	—	—	31,858	576,630
Michele B. Estep	7,503	—	20.79	3/26/25	—	—	—	—
	7,875	—	22.69	3/01/26	—	—	—	—
	50,335	—	25.20	3/01/29	—	—	—	—
	61,432	15,358	20.44	2/28/30	—	—	—	—
	—	—	—	—	734	13,285	—	—
	—	—	—	—	4,142	74,970	—	—
	—	—	—	—	6,032	109,179	—	—
	—	—	—	—	8,538	154,538	—	—
	—	—	—	—	16,768	303,501	—	—
	—	—	—	—	—	—	1,957	35,422
	—	—	—	—	—	—	2,761	49,974
	—	—	—	—	—	—	12,064	218,358
	—	—	—	—	—	—	11,383	206,032
	—	—	—	—	—	—	16,767	303,483

48     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Outstanding Equity Awards at Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(3)
Steven J. Tsimbinos	13,125	—	17.37	3/18/25	—	—	—	—
	15,000	—	17.28	3/26/26	—	—	—	—
	37,500	—	29.01	3/15/27	—	—	—	—
	12,915	—	27.40	1/24/28	—	—	—	—
	50,335	—	25.20	3/01/29	—	—	—	—
	61,432	15,358	20.44	2/28/30	—	—	—	—
	—	—	—	—	734	13,285	—	—
	—	—	—	—	4,142	74,970	—	—
	—	—	—	—	6,032	109,179	—	—
	—	—	—	—	8,538	154,538	—	—
	—	—	—	—	16,768	303,501	—	—
	—	—	—	—	—	—	—	—
	—	—	—	—	—	—	1,957	35,422
	—	—	—	—	—	—	2,761	49,974
	—	—	—	—	—	—	12,064	218,358
	—	—	—	—	—	—	11,383	206,032
	—	—	—	—	—	—	16,767	303,483
(1)	Remaining stock options vest on March 1, 2025.
(2)

25% of the restricted stock vests on March 1 of each year following the grant date, subject to the executive’s continued service on the relevant vesting dates, with two exceptions: Mr. Barrett’s first restricted stock award vests at a rate of 50% on March 1, 2024 and then at 25% on each of March 1, 2025 and 2026, and the first restricted stock award for Messrs. Maher, Lebel, and Tsimbinos and Ms. Estep vest at a rate of 20% on March 1 of each year following the grant date.

With respect to Mr. Maher’s shares that have not vested, 1,590 shares and 6,903 shares vest on March 1, 2025; 12,064 shares vest in equal installments on March 1, 2025 and 2026; 17,076 shares vest in equal installments on March 1, 2025, 2026, and 2027; and 34,876 shares vest in equal installments on March 1, 2025, 2026, 2027, and 2028.

With respect to Mr. Barrett’s shares that have not vested, 5,004 shares vest in equal installments on March 1, 2025 and 2026; 9,486 shares vest in installments on March 1, 2025, 2026, and 2027; and 18,444 shares vest in equal installments on March 1, 2025, 2026, 2027, and 2028.

With respect to Mr. Lebel’s shares that have not vested, 1,468 shares and 6,328 shares vest on March 1, 2025; 11,058 shares vest in equal installments on March 1, 2025 and 2026; 15,654 shares vest in equal installments on March 1, 2025, 2026, and 2027; and 31,860 shares vest in equal installments on March 1, 2025, 2026, 2027, and 2028.

With respect to Ms. Estep’s shares that have not vested, 734 shares and 4,142 shares vest on March 1, 2025; 6,032 shares vest in equal installments on March 1, 2025 and 2026; 8,538 shares vest in equal installments on March 1, 2025, 2026, and 2027; and 16,768 shares vest in equal installments on March 1, 2025, 2026, 2027, and 2028.

With respect to Mr. Tsimbinos’s shares that have not vested, 734 shares and 4,142 shares vest on March 1, 2025; 6,032 shares vest in equal installments on March 1, 2025 and 2026; 8,538 shares vest in equal installments on March 1, 2025, 2026, and 2027; and 16,768 shares vest in equal installments on March 1, 2025, 2026, 2027, and 2028.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     49

Executive Compensation

Option Exercises and Stock Vested

(3)	Market value computed using the closing price of the Company’s common stock on December 31, 2024 ($18.10).
(4)

Represents the Target tier for performance-based restricted stock awards granted in 2020, 2021, 2022, 2023, and 2024.

For the 2020 award, each performance-based award vests on March 1, 2025, at 75% of Target level performance for Threshold performance or up to 125% of Target level performance for Superior performance, depending on the attainment of performance goals for 2024, or is forfeited if the Threshold performance is not met.

For the 2021 award, each performance-based award vests on March 1, 2025, at 80% of Target level for Threshold performance or up to 120% of Target level performance for Superior performance, depending on the attainment of performance goals for 2024, or is forfeited if the Threshold performance is not met.

For the 2022 award, each performance-based award vests on March 1, 2025 at 50% of Target level for Threshold performance or up to 150% of Target level performance for Superior performance, depending on the attainment of performance goals for the three-year period from January 1, 2022 through December 31, 2024, or are forfeited if the Threshold performance is not met.

For the 2023 award, each performance-based award vests on March 1, 2026 at 50% of Target level for Threshold performance or up to 150% of Target level performance for Superior performance, depending on the attainment of performance goals for the three-year period from January 1, 2023 through December 31, 2025, or are forfeited if the Threshold performance is not met.

For the 2024 award, each performance-based award vests on March 1, 2027 at 50% of Target level for Threshold performance or up to 150% of Target level performance for Superior performance, depending on the attainment of performance goals for the three-year period from January 1, 2024 through December 31, 2026, or are forfeited if the Threshold performance is not met.

Option Exercises and Stock Vested

The following table sets forth information regarding exercises of options or vesting of restricted shares during the year ended December 31, 2024.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Christopher D. Maher	—	—	27,029	401,921
Patrick S. Barrett	—	—	8,166	121,428
Joseph J. Lebel III	—	—	24,795	368,702
Michele B. Estep	—	—	15,211	226,188
Steven J. Tsimbinos	—	—	13,542	201,370
(1)	Computed using the closing price of the Company’s common stock on the applicable vesting date.

50     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Nonqualified Deferred Compensation

Nonqualified Deferred Compensation

Supplemental Executive Retirement Plan

The Bank maintains a non-qualified SERP to provide Mr. Maher with additional retirement benefits. In connection with Mr. Maher’s SERP, the Bank funds a bookkeeping account for the benefit of his retirement and makes an annual contribution to such account. Such account will be paid in full upon the termination of his employment due to his retirement after age 65, or if a resignation for Good Reason (as defined in the plan), termination without Cause (as defined in the plan) or his death or disability, plus the credit amount for that plan year.

If Mr. Maher’s employment terminates for Cause, no payment shall be made. In the event of resignation without Good Reason, Mr. Maher will be paid the balance of the account, less contributions for the preceding five years and less any earnings on those forfeited contributions. If a Change of Control occurs before Mr. Maher’s 65th birthday while he remains employed, such account will be paid in full plus the present value of the credit amounts for the next three plan years.

Nonqualified Deferred Compensation Plan for Executives

The Deferral Plan previously allowed eligible officers selected by the Bank’s Board of Directors to defer receipt of up to 100% of base salary and annual bonus pursuant to the terms of the Plan. The Plan currently maintains balances from prior deferrals but is currently not accepting new contributions. Participating executives’ prior deferrals were credited to a bookkeeping account and are increased on the last day of each month by interest earned at the rate equal to the New York Life Anchor Stable Fund Rate for the 401(k) Plan plus 250 basis points.

The following table sets forth certain information regarding nonqualified deferred compensation benefits to Mr. Maher during the Company’s fiscal year ended December 31, 2024:

Name	Plan Name	Executive contributions in last FY ($)	Registrant contributions in last FY ($)	Aggregate earnings in last FY ($)	Aggregate withdrawals/ distributions ($)	Aggregate balance at last FYE(1) ($)
Christopher D. Maher	SERP	—	50,432(2)	27,141	—	531,428
(1)	A portion of the amount listed as earnings and included in the aggregate balance at last fiscal year end has been reported in our Summary Compensation Table because the earnings are considered “above market”.
(2)	Represents annual SERP contribution. The contributions are credited to a bookkeeping account and reflected as a liability on the Company’s financial statements. Contributions and related earnings are taxed to the participant in the year they are distributed.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     51

Executive Compensation

Potential Payments upon Termination or Change in Control

Potential Payments upon Termination or Change in Control

The following describes the provisions of contracts, agreements or plans (other than plans available generally to salaried employees that do not discriminate in favor of executive officers) that provide for payments to executive officers at, following, or in connection with termination of employment or a change in control of the Company.

Employment Agreements — Involuntary or Constructive Termination

The employment agreements of Messrs. Maher, Barrett, Lebel, and Tsimbinos provide for certain severance payments in the event employment is terminated by the Company or the Bank without cause or upon the Executive’s qualifying voluntary resignation (as such terms are defined in the agreements). The severance payment provided under the employment agreements would be equal to the greater of (x) the remaining base salary payments the executive would have earned until the expiration of the term of the employment agreement and (y) the executive’s base salary for one year, plus the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or (ii) the target cash compensation for the current fiscal year. In the event of such a qualifying termination, the Company would also continue to pay for the executive’s life, health and disability coverage for the lesser of the remaining term of the employment agreement or 18 months.

Employment and Change in Control Agreements — Involuntary or Constructive Termination Following Change in Control

The employment agreements of Messrs. Maher, Barrett, Lebel, and Tsimbinos, and the CIC Agreement for Ms. Estep, provide for certain payments if the officer’s employment is terminated by the Company or the Bank following a “change in control” due to (i) the executive’s dismissal, other than for cause, or (ii) the executive’s qualifying voluntary resignation, each as defined under the agreements. Under the employment agreements for Messrs. Maher, Barrett, Lebel and Tsimbinos, such payment would be equal to the sum of (x) executive’s base salary or (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year and (ii) the target cash incentive compensation for the current fiscal year (such sum the “CIC Payment Amount”). If the Bank is adequately capitalized for regulatory purposes at the time of the change in control, each executive’s CIC Payment Amount will be multiplied by a factor of three, provided, however, that the total value of the CIC Payment Amount (including any insurance benefits provided) will not exceed three times the sum of (x) the executive’s salary and (y) the greater of (i) the cash incentive payment paid to the executive for the prior fiscal year or the (ii) target cash incentive compensation for the current fiscal year. Under Ms. Estep’s CIC Agreement, in such event, she would be entitled to a payment equal to two times the CIC Payment Amount. Each executive would also be entitled to continued health and welfare benefits as described above. If the amount of such termination benefits is deemed to be parachute payments as defined in Section 280G of the Internal Revenue Code, such termination benefits will be reduced to an amount $1.00 less than the amount that triggers such excise tax, but only if such reduced amount is greater than the aggregate amount of the termination benefits unreduced less the amount of the excise tax and any applicable state and federal taxes. To the extent such payments constituted an excess parachute payment resulting in the imposition of an excise tax on the recipient, the excess amount would not be deductible by the Company.

52     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Potential Payments upon Termination or Change in Control

Summary of Potential Payments Upon Termination or Change in Control

The following tables summarize potential payments to each executive officer listed on the Summary Compensation Table assuming a triggering termination of employment occurred on December 31, 2024. The tables do not reflect benefits under plans that do not discriminate in favor of executive officers and are available generally to all salaried employees.

Christopher D. Maher

Payments and Benefits	Involuntary or Constructive Termination	Change in Control	Involuntary or Constructive Termination following a Change in Control(1)	Death/ Disability	Retirement	Voluntary Resignation
Cash Compensation	$2,492,917(2)	$—	$5,155,385(3)	$—	$—	$—
Value of Continued Health and Welfare Benefits	64,615(4)	—	64,615(4)	—	—	—
Acceleration of Stock and Option Awards(5)	—	—	2,237,088(6)	3,815,227(6)	2,237,088(7)	—
SERP Contribution	584,971(8)	761,457(8)	—	584,971(8)	—	220,721(9)
TOTAL	$3,142,502	$761,457	$7,457,088	$4,400,197	$2,237,088	$220,721
(1)	Mr. Maher would also receive benefits set forth under “Change in Control,” which are paid without regard to whether he has an involuntary or constructive termination. The benefits available on an involuntary or constructive termination in connection with or immediately following a change in control can be determined by combining the amounts in this column with the amounts in the Change in Control column.
(2)	Represents an amount equal to the greater of (x) the remaining base salary payments Mr. Maher would have earned until the expiration of the term of his employment agreement and (y) his base salary for one year, plus the greater of (i) the cash incentive payment paid to Mr. Maher for the prior fiscal year or (ii) his target cash compensation for the current fiscal year.
(3)	Represents an amount equal to three times the sum of (x) Mr. Maher’s base salary and (y) the greater of (i) the cash incentive payment paid to Mr. Maher for the prior fiscal year or (ii) his target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Mr. Maher to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Mr. Maher would receive after all taxes.
(4)	Approximate lump sum value of continued life, medical, dental, and disability coverage for the lesser of the remaining term of Mr. Maher’s employment agreement or 18 months.
(5)	The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at superior performance)) as of December 31, 2024 multiplied by the last reported closing price of Company stock as reported on December 31, 2024 of $18.10. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2024 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2024 of $18.10. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.
(6)	Represents the value of accelerated vesting of: (i) 123,596 shares of restricted Company stock and stock options covering 33,276 shares of Company stock upon an involuntary or constructive termination following a change in control for awards that were granted at least one year before the change in control date; and (ii) 210,786 shares of restricted Company stock and stock options covering 33,276 of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally unable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime. As of December 31, 2024, the 33,726 stock options held by Mr. Maher that would automatically vest upon an involuntary or constructive termination following a change in control are out-of-the-money and would have a resulting value of $0.
(7)	Represents the value of accelerated vesting of 123,596 shares of restricted Company stock for awards that are at least 1-year vested as of Mr. Maher’s retirement date. Executive is eligible to retire upon attainment of age 55 and 10 years of service and received accelerated vesting of restricted stock provided such vesting would only occur if the executive will not continue to serve as a consultant to or on the Board of Directors of the Company or one or more of its affiliates.
(8)	Mr. Maher’s SERP account balance was $531,428 as of December 31, 2024. In the event of his involuntary termination, constructive separation, or death on that date, Mr. Maher (or his beneficiary in the event of his death) would be entitled to receive his account balance. In the event of a change in control of the Company on that date, Mr. Maher would be entitled to receive the sum of: (i) his account balance; and (ii) the present value of the scheduled contributions for the three years beginning after that date, discounted at the rate of 4%. There is no payment on termination due to disability.
(9)	Mr. Maher’ SERP account balance was $531,428 as of December 31, 2024. Since Mr. Maher is under age 65 as of that date, in the event of his voluntary termination without good reason on that date, Mr. Maher would be entitled to receive his account balance minus the annual credits (and assumed interest on such credits) for the five plan years preceding such date.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     53

Executive Compensation

Potential Payments upon Termination or Change in Control

Patrick S. Barrett

Payments and Benefits	Involuntary or Constructive Termination	Change in Control	Involuntary or Constructive Termination following a Change in Control	Death/ Disability	Retirement	Voluntary Resignation
Cash Compensation	$1,203,123(1)	$—	$1,810,205(2)	$—	$—	$—
Value of Continued Health and Welfare Benefits	61,379(3)	—	61,379(3)	—	—	—
Acceleration of Stock and Option Awards(4)	—	—	605,662(5)	1,440,253(5)	—	—
TOTAL	$1,264,502	$—	$2,477,246	$1,440,253	$—	$—
(1)	Represents an amount equal to the greater of (x) the remaining base salary payments Mr. Barrett would have earned until the expiration of the term of his employment agreement or (y) his base salary for one year, plus the greater of (i) the cash incentive payment paid to Mr. Barrett for the prior fiscal year or (ii) his target cash compensation for the current fiscal year.
(2)	Represents an amount equal to three times the sum of (x) Mr. Barrett’s base salary and (y) the greater of (i) the cash incentive payment paid to Mr. Barrett for the prior fiscal year or (ii) his target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Mr. Barrett to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Mr. Barrett would receive after all taxes.
(3)	Approximate lump sum value of continued life, medical, dental, and disability coverage for remaining term of Mr. Barrett’s employment agreement, or 18 months if less.
(4)	The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance-based (at superior performance)) as of December 31, 2024 multiplied by the last reported closing price of Company stock as reported on December 31, 2024 of $18.10.
(5)	Represents the value of accelerated vesting of: (i) 33,462 shares of restricted Company stock upon an involuntary or constructive termination following a change in control for awards that were granted at least one year before the change in control date; and (ii) 79,572 shares of restricted Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally unable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime.

54     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Potential Payments upon Termination or Change in Control

Joseph J. Lebel III

Payments and Benefits	Involuntary or Constructive Termination	Change in Control	Involuntary or Constructive Termination following a Change in Control	Death/ Disability	Retirement	Voluntary Resignation
Cash Compensation	$1,430,456(1)	$—	$1,968,094(2)	$—	$—	$—
Value of Continued Health and Welfare Benefits	48,131(3)	—	48,131(3)	—	—	—
Acceleration of Stock and Option Awards(4)	—		2,017,661(5)	3,459,272(5)	2,017,661(6)	—
TOTAL	$1,478,587	$—	$4,033,886	$3,459,272	$2,017,661	$—
(1)	Represents an amount equal to the greater of (x) the remaining base salary payments Mr. Lebel would have earned until the expiration of the term of his employment agreement or (y) his base salary for one year, plus the greater of (i) the cash incentive payment paid to Mr. Lebel for the prior fiscal year or (ii) his target cash compensation for the current fiscal year.
(2)	Represents an amount equal to three times the sum of (x) Mr. Lebel’s base salary and (y) the greater of (i) the cash incentive payment paid to Mr. Lebel for the prior fiscal year or (ii) his target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Mr. Lebel to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Mr. Lebel would receive after all taxes.
(3)	Approximate lump sum value of continued life, medical, dental, and disability coverage for the lesser of the remaining term of Mr. Lebel’s employment agreement or 18 months.
(4)	The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at superior performance)) as of December 31, 2024 multiplied by the last reported closing price of Company stock as reported on December 31, 2024 of $18.10. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2024 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2024 of $18.10. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.
(5)	Represents the value of accelerated vesting of: (i) 111,473 shares of restricted Company stock and stock options covering 30,717 shares of Company stock upon a change in control for awards that were granted at least one year before the change in control date; and (ii) 191,120 shares of restricted Company stock and stock options overing 30,717 shares of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally unable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime. As of December 31, 2024, the 30,717 stock options held by Mr. Lebel that would automatically vest upon an involuntary or constructive termination following a change in control are out-of-the-money and would have a resulting value of $0.
(6)	Represents the value of accelerated vesting of 111,473 shares of restricted Company stock that are at least 1-year vested as of the Mr. Lebel’s retirement date. Executive is eligible to retire upon attainment of age 55 and 10 years of service and receive accelerated vesting of restricted stock provided such vesting would only occur if the executive will not continue to serve as a consultant to or on the Board of Directors of the Company or one or more of its affiliates.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     55

Executive Compensation

Potential Payments upon Termination or Change in Control

Michele B. Estep

Payments and Benefits	Involuntary or Constructive Termination	Change in Control	Involuntary or Constructive Termination following a Change in Control	Death/ Disability	Retirement	Voluntary Resignation
Cash Compensation	$—	$—	$1,175,197(1)	$—	$—	$—
Value of Continued Health and Welfare Benefits	—	—	56,293(2)	—	—	—
Acceleration of Stock and Option Awards(3)	—	—	1,092,806(4)	1,851,540(4)	1,092,806(5)	—
TOTAL	$—	$—	$2,324,296	$1,851,540	$1,092,806	$—
(1)	Represents an amount equal to two times the sum of (x) Ms. Estep’s base salary and (y) the greater of (i) the cash incentive payment paid to Ms. Estep for the prior fiscal year or (ii) her target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Ms. Estep to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Ms. Estep would receive after all taxes.
(2)	Approximate lump sum value of continued life, medical, dental, and disability coverage for 18 months.
(3)	The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at superior performance)) as of December 31, 2024 multiplied by the last reported closing price of Company stock as reported on December 31, 2024 of $18.10. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2024 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2024 of $18.10. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.
(4)	Represents the value of accelerated vesting of: (i) 60,376 shares of restricted Company stock and stock options covering 15,358 shares of Company stock upon an involuntary or constructive termination following a change in control for awards that were granted at least one year before the change in control date; and (ii) 102,295 shares of restricted Company stock and stock options covering 15,358 shares of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally unable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime. As of December 31, 2024, the 15,358 stock options held by Ms. Estep that would automatically vest upon an involuntary or constructive termination following a change in control are out-of-the-money and would have a resulting value of $0.
(5)	Represents the value of accelerated vesting of 60,376 shares of restricted Company stock that are at least 1-year vested as of Ms. Estep’s retirement date. Executive is eligible to retire upon attainment of age 55 and 10 years of service and receive accelerated vesting of restricted stock provided such vesting would only occur if the executive will not continue to serve as a consultant to or on the Board of Directors of the Company or one or more of its affiliates.

56     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Potential Payments upon Termination or Change in Control

Steven J. Tsimbinos

Payments and Benefits	Involuntary or Constructive Termination	Change in Control	Involuntary or Constructive Termination following a Change in Control	Death/ Disability	Retirement	Voluntary Resignation
Cash Compensation	$1,097,917(1)	$—	$1,413,445(2)	$—	$—	$—
Value of Continued Health and Welfare Benefits	64,615(3)	—	64,615(3)	—	—	—
Acceleration of Stock and Option Awards(4)	—		1,092,806(5)	1,851,540(5)	1,092,806(6)	—
TOTAL	$1,162,532	$—	$2,570,866	$1,851,540	$1,092,806	$—
(1)	Represents an amount equal to the greater of (x) the remaining base salary payments Mr. Tsimbinos would have earned until the expiration of the term of his employment agreement or (y) his base salary for one year, plus the greater of (i) the cash incentive payment paid to Mr. Tsimbinos for the prior fiscal year or (ii) his target cash compensation for the current fiscal year.
(2)	Represents an amount equal to three times the sum of (x) Mr. Tsimbinos’s base salary and (y) the greater of (i) the cash incentive payment paid to Mr. Tsimbinos for the prior fiscal year or (ii) his target cash compensation for the current fiscal year. However, if the cash compensation or any of the other benefits in connection with the change in control would be deemed to be parachute payments as defined in section 280G of the Internal Revenue Code, and would therefore subject Mr. Tsimbinos to an excise tax under section 4999 of the Internal Revenue Code, then such cash compensation will be reduced to an amount $1.00 less than the maximum amount of cash compensation that can paid without triggering such excise tax if reducing the amount of cash compensation would increase the total amount of termination benefits Mr. Tsimbinos would receive after all taxes.
(3)	Approximate lump sum value of continued life, medical, dental, and disability coverage for the lesser of the remaining term of Mr. Tsimbinos’s employment agreement or 18 months.
(4)	The amounts reported for restricted stock represent the value of unvested awards (time-based and/or performance based (at superior performance)) as of December 31, 2024 multiplied by the last reported closing price of Company stock as reported on December 31, 2024 of $18.10. The amounts reported for stock options assumes that all outstanding options are cancelled as of December 31, 2024 and represents the spread between the per share exercise price and the closing price of a share as of December 31, 2024 of $18.10. See the Outstanding Equity Awards at Year-End table for the applicable exercise prices.
(5)	Represents the value of accelerated vesting of: (i) 60,376 shares of restricted Company stock and stock options covering 15,358 shares of Company stock upon an involuntary or constructive termination following a change in control for awards that were granted at least one year before the change in control date; and (ii) 102,295 shares of restricted Company stock and stock options covering 15,358 shares of Company stock upon death or disability. For purposes of accelerated vesting upon a termination due to “disability”, executive must be determined to be permanently and totally unable by reason of mental or physical infirmity, or both, to perform the work customarily assigned to him and it is either not possible to determine when such disability will terminate or that it appears probable that such disability will be permanent during the remainder of the executive’s lifetime. As of December 31, 2024, the 15,358 stock options held by Mr. Tsimbinos that would automatically vest upon an involuntary or constructive termination following a change in control are out-of-the-money and would have a resulting value of $0.
(6)	Represents the value of accelerated vesting of 60,376 shares of restricted Company stock that are at least 1-year vested as of Mr. Tsimbinos’s retirement date. Executive is eligible to retire upon attainment of age 55 and 10 years of service and receive accelerated vesting of restricted stock provided such vesting would only occur if the executive will not continue to serve as a consultant to or on the Board of Directors of the Company or one or more of its affiliates.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     57

Executive Compensation

CEO Pay Ratio

CEO Pay Ratio

As required by applicable SEC rules, the Company is providing the following information about the relationship of the annual total compensation of the Company’s median employee to the annual total compensation of Mr. Maher, the Company’s Chief Executive Officer.

Mr. Maher, had fiscal 2024 total compensation of $3,049,880 as reflected in the 2024 Summary Compensation Table included in this proxy statement. We estimate that the annual total compensation of the OceanFirst Bank’s median employee, excluding our CEO, was $79,354 for 2024. As a result, Mr. Maher’s 2024 annual compensation was approximately 38 times that of the annual total compensation of the OceanFirst Bank’s median employee.

In order to estimate our CEO pay ratio, we used our employee population as of December 31, 2024. We calculated median employee compensation by aggregating the total of base salary, overtime, annual bonus, and annualized benefit costs for each employee. For employees hired during the year, compensation was annualized to reflect a full year of wages. Employees’ benefit costs were annualized based upon their enrollment status as of December 31, 2024. We did not include independent contractors in our determination.

Once the median employee compensation value was identified that individual’s total annual compensation was calculated using the same methodology, we used to calculate Total Annual Compensation for our NEOs as set forth in the 2024 Summary Compensation Table contained in this proxy statement. The CEO pay ratio was then calculated by dividing the CEO’s total annual compensation by the median employee’s total annual compensation.

The Securities and Exchange Commission rules requiring pay ratio disclosure allow companies significant flexibility in identifying the median employee, and do not mandate that each public company use the same method. In addition, because our compensation philosophy supports fair pay based on a person’s role in the Company, which requires a subjective determination of the market value of each person’s job and performance in that position, we would not expect that the ratio of the annual total compensation of our CEO to our median employee can be compared to the CEO pay ratio determined by other companies in any meaningful way.

Pay Versus Performance

The following table presents information regarding compensation actually paid to the Company’s CEO and Non-CEO NEOs and certain Company performance metrics. The amount of compensation actually paid is calculated in accordance with Item 402(v) of Regulation S-K which requires disclosure of the relationship between executive pay versus the Company’s financial performance. However, compensation actually paid does not reflect the actual amount earned by or paid to our NEOs during a covered year.

			Average Summary		Value of Initial Fixed $100 Investment Based On:
	Summary Compensation Table Total for CEO(1) ($)	Compensation Actually Paid to CEO(2) ($)	Compensation Table Total for Non-CEO NEOs(1) ($)	Average Compensation Actually Paid to Non-CEO NEOs(2) ($)	Total Shareholder Return ($)	Peer Group Total Shareholder Return(3) ($)	Net Income (in ’000) ($)	Core Earnings(4) (in ’000) ($)
2024	3,049,880	3,083,255	1,480,534	1,561,495	109.42	113.20	96,049	93,559
2023	2,933,196	1,775,736	1,436,294	851,319	85.77	99.60	100,013	104,718
2022	3,061,528	2,297,791	1,221,449	904,520	99.15	93.07	142,587	137,961
2021	3,161,351	3,903,652	1,420,768	1,835,010	123.13	136.64	106,060	111,165
2020	2,962,985	2,250,728	1,207,732	897,731	75.89	91.29	61,212	72,186
(1)	Mr. Maher was the CEO for the time period indicated. For 2023 and 2024, the non-CEO NEO group consisted of Messrs. Barrett, Lebel, and Tsimbinos and Ms. Estep. For 2022, the non-CEO NEO group consisted of Messrs. Barrett, Lebel, and Tsimbinos, Ms. Estep, and Michael Fitzpatrick, former Chief Financial Officer of the Bank and the Company. For 2021, the non-CEO NEO group consisted of Messrs. Fitzpatrick, Lebel, and Tsimbinos and Ms. Estep. For 2020, the non-CEO NEO group consisted of Messrs. Fitzpatrick, Lebel, and Tsimbinos, and Grace Vallacchi, former Chief Risk Officer of the Bank and the Company.
(2)	Following is a reconciliation of Total Compensation in the Summary Compensation Table to Compensation Actually Paid for the CEO and Non-CEO NEOs for 2024. There were no valuation assumptions that differ materially from those utilized and disclosed at the time of grant.

58     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Pay Versus Performance

	2024
	Compensation Actually Paid to CEO ($)	Average Compensation Actually Paid to Non-CEO NEOs ($)
Total Compensation in the Summary Compensation Table	3,049,880	1,480,534
Deduct Amounts Reported in Summary Compensation Table:
Equity Awards	(1,034,791)	(621,884)
Change in Defined Benefit Pension Value	—	—
Other Additions (Deductions) to Arrive at Compensation Actually Paid:
Value of awards granted in the covered year that are outstanding and unvested at year end	1,251,909	752,380
Change in value of awards granted in a prior year that are outstanding and unvested at year end	(111,887)	(9,018)
Value of awards granted in a prior year that vest in the covered year	(71,855)	(40,518)
Fair value of awards forfeited in current fiscal year determined at prior fiscal year	—	—
Aggregate of Pension Service Cost and Prior Service Cost	—	—
Dividend Paid on unvested shares/share units(a)	—	—
Compensation Actually Paid	3,083,255	1,561,495
(a)	Dividends are paid upon shares vesting and are reflected in the “Total Compensation in the Summary Compensation Table” figure.

(3)	Peer group is the KBW Regional Banking Index used for purposes of Item 201(e) of Regulation S-K.
(4)	Core earnings is a non-GAAP financial measure that excludes merger related expenses, net branch consolidation expense (benefit), net (gain) loss on equity investments, net loss on sale of investments, Federal Deposit Insurance Corporation special assessment, the provision for credit losses attributable to the Spring Garden Capital Group acquisition (for 2024) net gain on sale of the Bank’s trust business ,and the income tax effect of these items. For 2024, 2023, 2022, 2021, and 2020, the related GAAP amounts (in ‘000s) were $96,049, $100,013, $142,587, $106,060, and $61,212 respectively.

Company’s Most Important Financial Performance Measures

The following were the most important financial performance measures used to link the NEOs’ compensation actually paid to the Company’s financial performance for the most recently completed fiscal year:

Core Earnings
Core ROA
Core Efficiency Ratio
TSR

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     59

Executive Compensation

Pay Versus Performance

Description of the Relationship Between Compensation Actually Paid to our Named Executive Officers and  Company Performance

Compensation Actually Paid Versus Financial Performance Measures. The following are graphical details of executive compensation actually paid for 2024, 2023, 2022, 2021, and 2020, and the percentage change in cumulative total shareholder returns, net income and Core Earnings:

Executive Compensation Actually Paid Versus Cumulative Total Shareholder Return

Executive Compensation Actually Paid Versus Cumulative Total Shareholder Return

$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$100
Executive Compensation Actually Paid
($ in thousands)
100%
80%
60%
40%
20%
0%
-20%
-40%
% Change
$2,251
$898
-24.1%
$3,904
23.1%
$1,835
$2,297
$905
-0.9%
$1,776
$851
-14.2%
$3,083
9.4%
$1,561
2020
2021
2022
2023
2024
Executive Compensation Actually Paid:
CEO
Average of Non-CEO NEOs
Percentage Change In:
Cumulative Total Shareholder Return (OCFC)

60     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Executive Compensation

Pay Versus Performance

Executive Compensation Actually Paid Versus Net Income Available to Common Stockholders

Executive Compensation Actually Paid Versus Net Income

Executive Compensation Actually Paid
($ in thousands)
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$100
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
(in '000s)
$2,251
$61,212
$898
$3,904
$106,060
$1,835
$142,587
$2,297
$905
$1,776
$100,013
$851
$3,083
$96,049
$1,561
2020
2021
2022
2023
2024
Executive Compensation Actually Paid:
CEO
Average of Non-CEO NEOs
Net Income

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     61

Executive Compensation

Pay Versus Performance

Executive Compensation Actually Paid Versus Core Earnings

Executive Compensation Actually Paid Versus Core Earnings

Executive Compensation Actually Paid
($ in thousands)
$4,500
$4,000
$3,500
$3,000
$2,500
$2,000
$1,500
$1,000
$500
$100
$160,000
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
(in '000s)
$2,251
$72,186
$898
$3,904
$111,165
$1,835
$2,297
$137,961
$905
$1,776
$104,718
$851
$3,083
$93,559
$1,561
2020
2021
2022
2023
2024
Executive Compensation Actually Paid:
CEO
Average of Non-CEO NEOs
Core Earnings

The following presents cumulative total shareholder return for the Company versus the KBW Regional Banking Index peer group:

OCFC Versus KBW Shareholder Return

62     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Director Compensation

Cash and Stock Retainers for Non-Employee Directors

The following table sets forth the applicable retainers effective for 2024. Retainers are paid annually to non-employee directors for their service on the Board of Directors of the Bank and the Board of Directors of the Company. If a director is not in compliance with the stock ownership levels required under the Guidelines for Directors, the Company and Bank retainers are paid in Company stock rather than cash.

	Annual Bank Retainer	Annual Company Retainer	Company Equity Grant(1)
Regular director	$45,000	$50,000	$50,000
Additional retainer for committee chairs(2)	$7,500	$7,500	N/A
Additional retainer for Lead Director	$12,500	$12,500	N/A
(1)	Paid in the form of restricted stock that vests in equal installments over a three-year period, beginning one year after the grant date.
(2)	If the committee is a joint committee of the Bank and the Company, the chairperson retainer would be $15,000 in total.

Deferred Compensation Plan for Directors

The Bank maintains balances for prior year deferrals in a deferred compensation plan for the benefit of non-employee directors. The Company stopped accepting new contributions into this plan in 2004. The plan is a non-qualified arrangement that previously offered directors the opportunity to defer compensation through a reduction in fees in lieu of a promise of future benefits. Such benefits are payable commencing at an age mutually agreed upon by the Bank and the participating director. The benefits equal the director’s account balance (deferrals and interest) annuitized over a period of time mutually agreed upon by the Bank and the director, and then re-annuitized at the beginning of each calendar year thereafter. Lump sum payouts are also available upon eligibility for distribution of benefits or in the event of the death of the director. Currently, the plan credits interest on deferrals at a rate equal to the sum of (i) the “Stable Fund” investment option in the Bank’s qualified 401(k) Plan plus (ii) 250 basis points. Early distribution of benefits may occur under certain circumstances, such as a change in control, financial hardship, termination for cause, disability, or termination of the plan by authorization of the Board of Directors.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     63

Director Compensation

Deferred Compensation Plan for Directors

The following table sets forth information regarding compensation earned by or paid to the directors during the Company’s fiscal year ended December 31, 2024.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)(5)	Total ($)
John F. Barros	95,000	50,008	—	—	—	145,008
Anthony R. Coscia	135,000	50,008	—	—	5,750	190,758
Michael D. Devlin(6)	87,500	50,008	—	—	5,750	143,258
Jack M. Farris	110,000	50,008	—	—	4,317	164,325
Robert Garrett	95,000	50,008	—	—	—	145,008
Kimberly M. Guadagno	102,500	50,008	—	—	5,750	158,258
Nicos Katsoulis	110,000	50,008	—	—	5,750	165,758
Joseph M. Murphy, Jr.	110,000	50,008	—	—	4,891	164,899
Steven M. Scopellite	110,000	50,008	—	—	4,259	164,267
Grace C. Torres	110,000	50,008	—	—	5,750	165,758
Patricia Turner	95,000	50,008	—	—	3,458	148,466
John E. Walsh(6)	47,500	50,008	—	181	5,750	103,439
Dalila Wilson-Scott	95,000	50,008	—	—	65	145,073
(1)	Aggregate dollar amount of all fees earned or paid in cash for services as a Director, including annual retainer fees, committee and/or chairmanship fees.
(2)	The amounts reflect the full grant date fair value. Each Director received an award of 3,354 shares of restricted stock in 2024. The grant date fair value of these stock awards is expensed over a three-year vesting period. Each of the Directors had the following number of shares of restricted stock unvested at the end of 2024: Mr. Barros, 3,354, Mr. Coscia, 5,994; Mr. Devlin, 5,994 ; Mr. Farris, 5,505; Mr. Garrett, 3,354; Ms. Guadagno, 5,994; Mr. Katsoulis, 5,994; Mr. Murphy, 5,944; Mr. Scopellite, 5,505; Ms. Torres, 5,994, Dr. Turner, 5,505; Mr. Walsh, 5,994; and Ms. Wilson-Scott, 3,488, which includes 134 restricted shares from her previous service on the Bank’s Advisory Board.
(3)	Each of the Directors had options to purchase the following number of shares of Company common stock outstanding at the end of 2024: Mr. Farris, 13,652 vested and exercisable options and 3,413 unvested options; Mr. Katsoulis, 11,811 vested and exercisable options; and Mr. Scopellite, 13,652 vested and exercisable options and 3,413 unvested options. Directors Barros, Coscia, Devlin, Garrett, Guadagno, Murphy, Torres, Turner, Walsh, and Wilson-Scott had no outstanding options as of December 31, 2024.
(4)	Reflects above-market or preferential earnings on non-tax-qualified deferred compensation.
(5)	Reflects cash dividend payments on vested restricted stock.
(6)	Mr. Devlin and Mr. Walsh retired from the Board of Directors following the 2024 Annual Meeting of Shareholders. Mr. Devlin continues to serve as a Board Observer and as a Director of the Bank.

64     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Director Compensation

Stock Ownership Guidelines

Stock Ownership Guidelines

The Board maintains Stock Ownership Guidelines for non-employee directors similar to those for the NEOs. The Guidelines provide that each non-employee director must own shares of the Company’s common stock with a market value of at least three times the amount of the annual retainer received from the Company. Newly elected directors must meet the Guidelines within three years of first joining the Board. The following shares count towards meeting the ownership requirements: (1) shares beneficially owned by the director and by immediate family members sharing the same household; (2) vested and unvested time-based restricted stock awards; and (3) shares held in trust where the director or an immediate family member is the beneficiary. Until the ownership requirements are met, all retainers will be paid in Company stock, and a director must retain the net shares delivered upon the vesting of restricted share awards or the exercise of stock options. Directors are expected to comply with the Ownership Guidelines for the duration of their service on the Board.

All of the Company’s directors were in compliance with the Stock Ownership Guidelines at December 31, 2024.

Hedging/Pledging Policy

As described in the Compensation Discussion and Analysis, the Company’s anti-hedging/pledging policy also applies to the Board of Directors. See “Compensation Discussion and Analysis– Hedging Pledging Policy.”

Insider Trading Policy

As described in the Compensation Discussion and Analysis, the Company’s Insider Trading policy also applies to the Board of Directors. See “Compensation Discussion and Analysis– Insider Trading Policy.”

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     65

Proposal 2

Advisory Vote on Executive Compensation

The Company’s executive compensation program is intended to attract, motivate, reward, and retain the senior management talent required to achieve its corporate objectives and increase stockholder value. The Company believes that its compensation policies and procedures are competitive, are focused on pay-for-performance principles and are strongly aligned with the long-term interests of its stockholders. The Company also believes that the Company and its stockholders benefit from responsive corporate governance policies and constructive and consistent dialogue. The proposal described below, commonly known as a “Say on Pay” proposal, gives each stockholder the opportunity to endorse or not endorse the compensation for the NEOs by voting on such compensation as described in this proxy statement.

The Company’s stockholders are being asked to approve, on a non-binding basis, the compensation of the Company’s NEOs as described in this proxy statement, namely, under “Compensation Discussion and Analysis” and the tabular and narrative disclosure.

The Board of Directors urges stockholders to endorse the compensation program for the Company’s named executive officers by voting FOR Proposal 2. As discussed in the Compensation Discussion and Analysis, the Compensation Committee believes that the compensation of the NEOs described herein is reasonable and appropriate and is justified by the performance of the Company.

In deciding how to vote on this proposal, the Board urges you to consider the following factors, which are more fully discussed in the “Compensation Discussion and Analysis” (which stockholders are encouraged to read):

●	The Compensation Committee has designed compensation packages for the Company’s senior executives to be competitive with the compensation offered by those peers with whom it competes for management talent.
●	The Company’s compensation practices have not and do not include the abusive and short-term practices that have been prevalent at some large financial institutions. The Company’s compensation program does not encourage excessive and unnecessary risks that would threaten the value of the Company.
●	The Company’s compensation program is the result of a carefully reasoned, balanced approach, that considers the short-term and long-term interests of stockholders and safe and sound banking practices.

Please note that your vote is advisory and will not be binding upon the Board and may not be construed as overruling a decision by the Board or creating or implying any additional fiduciary duty by the Board. The Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

Required Vote

To be approved, Proposal 2 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 2, APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS AS DISCLOSED IN THIS PROXY STATEMENT, THE ACCOMPANYING COMPENSATION TABLES, AND THE RELATED NARRATIVE DISCLOSURE.

66     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Proposal 3

Ratification of Appointment of the Independent Registered Public Accounting Firm

Independent Registered Public Accounting Firm Rotation

As specified in its Charter, the Audit Committee is responsible for the selection, appointment, and oversight of the Company’s independent registered public accounting firm and approval of all its services performed by the independent registered public accounting firm and associated third-party consultants.

The Company’s independent registered accounting firm for the fiscal year ended December 31, 2024 was Deloitte. The Audit Committee reappointed Deloitte to continue as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2025, subject to ratification of such appointment by the stockholders. If the stockholders do not ratify the appointment of Deloitte as the Company’s independent registered accounting firm, the Audit Committee may, but is not required to, consider other independent registered public accounting firms.

Representatives of Deloitte will be available at the Annual Meeting. They will be given an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders at the Annual Meeting.

Audit Fees

The following table sets forth the fees billed to the Company for the fiscal years ended December 31, 2024 and December 31, 2023 by Deloitte:

	2024	2023
Audit fees	$1,533,900	$1,475,150
Audit-related fees(1)	69,010	50,000
Tax Services(2)	--	52,500
	$1,602,910	$1,577,650
(1)	Audit-related fees are excluded from “Audit Fees” because the services were not required for reporting on the Company’s consolidated financial statements. Audit-related fees relate to audit procedures for the U.S. Department of Housing and Urban Development (HUD) reporting requirements.
(2)	Consists of certain tax compliance and advisory services.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation, and overseeing the work of the independent registered public accounting firm. In accordance with its Charter, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm. Such approval process ensures that the independent registered public accounting firm does not provide any non-audit services to the Company that are prohibited by law or regulation. The Audit Committee believes that the provision of non-audit services by Deloitte are compatible with maintaining Deloitte’s independence.

During the years ended December 31, 2024 and 2023, 100% of the audit-related fees, tax-related fees and other fees set forth above were approved in advance by the Audit Committee.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     67

Proposal 3 Ratification of Appointment of the Independent Registered Public Accounting Firm

Report of the Audit Committee

Report of the Audit Committee

The Company’s management is responsible for the Company’s internal controls and financial reporting process. The Director of Internal Audit reports directly to the Audit Committee. The Director of Internal Audit submitted and implemented an internal audit plan for 2024.

The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements and issuing an opinion on the conformity of these financial statements with generally accepted accounting principles. The Audit Committee oversees the Company’s internal controls and financial reporting process on behalf of the Board of Directors.

The Audit Committee reviewed and discussed the annual financial statements with management and the Company’s independent registered public accounting firm. As part of this process, management represented to the Audit Committee that the financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also received and reviewed written disclosures and a letter from the independent registered public accounting firm regarding their independence as required under applicable standards for independent registered public accounting firms of public companies, the Public Company Accounting Oversight Board, and the Commission. The Audit Committee discussed with the independent registered public accounting firm the contents of such materials, their independence and additional matters required by the Public Company Accounting Oversight Board, including the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements.

In concluding that the independent registered public accounting firm was independent, the Audit Committee considered, among other factors, whether the non-audit services provided by the independent registered public accounting firm were compatible with the independent registered public accounting firm’s independence.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee met with the independent registered public accounting firm, with and without management present, to discuss the results of their examination, their evaluation of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in its report, expresses an opinion on the conformity of the Company’s financial statements to generally accepted accounting principles. The Audit Committee’s oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee’s considerations and discussions with management and the independent registered public accounting firm do not assure that the Company’s financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company’s financial statements has been carried out in accordance with generally accepted auditing standards or that the Company’s independent registered public accounting firm is in fact “independent.”

Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of the Company’s independent registered public accounting firm.

The Audit Committee
Grace C. Torres, Chair
Robert C. Garrett
Nicos Katsoulis

Required Vote

To be approved, Proposal 3 requires the affirmative vote of a majority of the votes cast at the Annual Meeting.

Directors’ Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL 3, THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM OF THE COMPANY FOR THE 2025 FISCAL YEAR.

68     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Transactions with Management

Loans and Extensions of Credit

The Sarbanes-Oxley Act of 2002 generally prohibits loans by the Company to its executive officers and directors. However, the Sarbanes-Oxley Act contains a specific exemption from such prohibition for loans by a bank to its executive officers and directors as long as they are made in compliance with federal banking regulations. The Bank’s policies require that all transactions between the Bank and its executive officers, directors, holders of 10% or more of the shares of any class of its common stock, and affiliates thereof, contain terms no less favorable to the Bank than could have been obtained by it in arm’s length negotiations with unaffiliated persons and must be approved in advance by a majority of the entire Board of Directors of the Bank, with any person having any interest in the transaction abstaining. All loans made by the Bank to its executive officers and directors were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with other persons, and did not involve more than the normal risk of collectability or present other unfavorable features.

Notwithstanding the above, the Bank offers to executive officers certain loans on terms not available to the public but available to all other full-time employees, as permitted under federal banking regulations. The Bank has a policy of providing mortgage, home equity, and auto loans to officers and employees who have completed one year of service, at a rate that is 1% below the Bank’s prevailing rate for the specific type of loan. The following chart reflects loans outstanding to executive officers and immediate family members sharing the same household as the executive officer, which were made at the discounted interest rate and which exceed $120,000 in the period presented. The information is presented as of December 31, 2024:

OCEANFIRST BANK CREDIT EXTENSIONS TO INSIDERS AS OF DECEMBER 31, 2024

Name	Position	Loan Type	Largest Amount of Principal Outstanding In 2024	Principal Outstanding As of December 31, 2024	Principal Paid In 2024	Interest Paid In 2024	Current Rate
Joseph J. Lebel III	Senior Executive Vice President and COO of the Company and President and COO of the Bank	First Mortgage	$182,780	$146,550	$36,230	$4,491	2.25%

Other Transactions

The Board of Directors has placed a moratorium on any other transactions between the Company and Bank and any director, their family members or affiliated entities. Other than routine banking transactions in the ordinary course of business, no such transactions took place in 2024.

Transactions between the Company or the Bank and any director, their family members, or affiliated entities are governed by the Company’s and Bank’s Code of Ethics and Standards of Personal Conduct, which requires review and approval of said transactions by the Board and sets forth the requirements to be considered by the Board.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     69

Additional Information

This proxy statement is to be used at the Annual Meeting of Stockholders to be held virtually on Monday, May 19, 2025, at 8:00 a.m., Eastern Time, and at any adjournment or postponement of the Annual Meeting. The Annual Report of Stockholders, including the consolidated financial statements of the Company and its subsidiaries for the fiscal year ended December 31, 2024 accompanies this proxy statement. This proxy statement is first being made available to record holders on or about April 10, 2025.

70     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Voting and Proxy Procedure

Who Can Vote at the Annual Meeting

You are entitled to vote your shares of the Company’s common stock only if the records of the Company show that you held your shares as of the close of business on March 25, 2025. As of the close of business on that date, 58,380,940 shares of the Company’s common stock were outstanding and entitled to vote. Each share of common stock has one vote. As provided in the Fourth Article of the Company’s Certificate of Incorporation, record holders of common stock who beneficially own in excess of 10% of the outstanding shares of common stock are not entitled to any vote in respect of the shares held in excess of this limit. A person or entity is deemed to beneficially own shares owned by an affiliate of, as well as by persons acting in concert with, such person or entity. The Company’s Certificate of Incorporation authorizes the Board of Directors (i) to make all determinations necessary to implement and apply the limit, including determining whether persons or entities are acting in concert, and (ii) to demand that any person who is reasonably believed to beneficially own stock in excess of the limit supply information to the Company to enable the Board of Directors to implement and apply the limit.

Attending the Annual Meeting

The 2025 Annual Meeting of Stockholders will be held in a virtual format through a live webcast.

You are entitled to participate in the Annual Meeting if you were a stockholder as of the close of business on March 25, 2025, the Record Date. To be admitted to the Annual Meeting at www.virtualshareholdermeeting.com/OCFC2025, you must enter the 16-digit control number found next to the label “Control Number” on your proxy card. If you are a beneficial stockholder, you may contact the bank, broker, or other institution where you hold your account if you have questions about obtaining your control number. If you do not have a control number, you may attend the virtual meeting as a guest.

Whether or not your participate in the Annual Meeting, it is important that your shares be part of the voting process. You may log onto www.proxyvote.com and enter your control number to vote your shares.

We encourage you to access the Annual Meeting before it begins. Online check-in will start approximately 15 minutes before the meeting on May 19, 2025. Technical assistance numbers can be found on www.virtualshareholdermeeting.com/OCFC2025 and are available 15 minutes prior to through the end of the meeting.

You may access copies of the proxy statement, Annual Report, and Form 10-K by visiting the Investors Relations area of www.oceanfirst.com.

Questions at the Annual Meeting

We are committed to ensuring, to the extent possible, that stockholders will be afforded the availability to participate in the virtual meeting as they would at an in-person meeting.  Questions that comply with the Rules of the Meeting may be submitted during the Annual Meeting through www.virtualshareholdermeeting.com/OCFC2025. Please select a “Topic” in order to “Submit” questions.

Our virtual Annual Meeting will allow stockholders to submit questions during the Annual Meeting to be addressed during a designated question-and-answer period at the Annual Meeting.

We will answer as many stockholder-submitted questions as time permits, and any questions that we are unable to address during the Annual Meeting will be answered following the meeting, with the exception of any questions that are irrelevant to the purpose of the Annual Meeting or our business or that contain inappropriate or derogatory references that are not in good taste. If we receive substantially similar questions, we will group such questions together and provide a single response to avoid repetition.

Quorum and Vote Required

The Annual Meeting will be held only if there is a quorum. A majority of the outstanding common shares entitled to vote and represented at the Annual Meeting constitutes a quorum. If you return valid proxy instructions or attend the meeting virtually, your shares will be counted for determining whether there is a quorum, even if you abstain from voting.

Broker non-votes also will be counted for determining a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not receive voting instructions from the beneficial owner and casts an “uninstructed” vote.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     71

Voting and Proxy Procedure

Voting by Proxy; Revocation of Proxy; Board Recommendations

Proposal	Voting Choices and Board Recommendation	Voting Standard
Proposal 1 – Election of Directors	● vote for all nominees, ● withhold votes as to all nominees, or ● withhold votes as to a specific nominee. The Board of Directors recommends the votes “FOR” each of the nominees for director.	Plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. There is no cumulative voting for the election of directors.
Proposal 2 – Advisory Vote on Executive Compensation

●  vote for,

●  vote against, or

●  abstain from voting.

The Board of Directors recommends the vote “FOR” the approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in these materials.

Majority of the votes cast
Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm

●  vote for,

●  vote against, or

●  abstain from voting.

The Board of Directors recommends the vote “FOR” ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2025 fiscal year.

Majority of the votes cast

Effect of Broker Non-Votes and Abstentions
Proposal 1 – Election of Directors	● Broker non-votes will not be counted as votes cast ● Withheld votes will have no effect on the outcome of the election
Proposal 2 – Advisory Vote on Executive Compensation	● Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal ● Abstentions will have the same effect as a vote against the proposal
Proposal 3 – Ratification of the appointment of Deloitte & Touche LLP as the independent registered public accounting firm	● Broker non-votes will not be counted as votes cast and will have no effect on voting of the proposal ● Abstentions will have the same effect as a vote against the proposal

Voting by Proxy; Revocation of Proxy; Board Recommendations

This proxy statement is being sent to you by the Company’s Board of Directors to request that you allow your shares of Company common stock to be represented at the Annual Meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the Annual Meeting by properly executed and dated proxies will be voted in accordance with the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

If any matters not described in this proxy statement are properly presented at the Annual Meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the Annual Meeting in order to solicit additional proxies. If the Annual Meeting is adjourned or postponed, your Company common stock may be voted by the persons named in the proxy card on the new meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.

72     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Voting and Proxy Procedure

Participants in OceanFirst Bank’s Benefit Plans

You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Corporate Secretary of the Company in writing before your common stock has been voted at the Annual Meeting, deliver a later dated proxy, or participate in the Annual Meeting virtually and vote your shares. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee, that accompanies this proxy statement.

Participants in OceanFirst Bank’s Benefit Plans

Participants in the OceanFirst Bank Employee Stock Ownership Plan (the “ESOP”) and the OceanFirst Bank Retirement Plan (the “401(k) Plan”) will receive a voting instruction form for each plan that reflects all shares they may vote under the particular plan. Under the terms of the ESOP, the trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of the Company common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary duties, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares of Company common stock for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions.

Under the terms of the 401(k) Plan, a participant is entitled to direct the trustee how to vote the shares of Company common stock in the plan credited to his or her account. The trustee will vote all shares for which no directions are given or for which timely instructions were not received in the same proportion as shares for which such trustee received timely voting instructions. The deadline for returning voting instructions to each plan’s trustee is May 15, 2025.

IF YOU HAVE ANY QUESTIONS ABOUT VOTING, PLEASE CONTACT THE COMPANY’S PROXY SOLICITOR, ALLIANCE ADVISORS, LLC BY CALLING TOLL FREE AT (833) 218-4459.

Stockholder Nominations and Proposals

The Company’s Bylaws provide that, in order for a stockholder to make nominations for the election of directors or proposals for business to be brought before the Annual Meeting, a stockholder must deliver notice of such nominations and/or proposals to the Corporate Secretary not less than 90 days before the date of the Annual Meeting; provided that if less than 100 days’ notice or prior public disclosure of the date of the Annual Meeting is given to stockholders, such notice must be delivered not later than the close of the tenth day following the day on which notice of the date of the Annual Meeting was mailed to stockholders or prior public disclosure of the meeting date was made. The 2026 Annual Meeting of Stockholders is expected to be held on or about May 19, 2026. Stockholders must comply with the Company’s procedures to be followed by stockholders to submit a recommendation of a director candidate. See “Procedures to be Followed by Stockholders.” A copy of the full text of the Bylaw provisions discussed above may be obtained by writing the Corporate Secretary at 110 West Front Street, Red Bank, New Jersey 07701.

Stockholder Proposals for Inclusion in Proxy Materials

In order to be eligible for inclusion in the Company’s proxy materials for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s administrative offices at 110 West Front Street, Red Bank, New Jersey 07701, no later than December 11, 2025. If next year’s Annual Meeting is held on a date more than 30 calendar days from May 19, 2026, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation material for such Annual Meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Commission.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     73

Voting and Proxy Procedure

Notice of a Solicitation of Proxies in Support of Director Nominees Other Than the Company’s Nominees

Notice of a Solicitation of Proxies in Support of Director Nominees Other Than the Company’s Nominees

In order to solicit proxies in support of director nominees other than the Company’s nominees for the 2026 Annual Meeting of Stockholders, a person must provide notice postmarked or transmitted electronically to our administrative office, 110 West Front Street, Red Bank, New Jersey, 07701, investorrelations@oceanfirst.com, no later than March 20, 2026. Any such notice and solicitation shall be subject to the requirements of the proxy rules adopted under the Securities and Exchange Act of 1934.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. Communications regarding financial or accounting policies may be made to the Chair of the Audit Committee, Grace C. Torres, at the Company’s address. Other communications to the Board of Directors may be made to the Corporate Secretary at the Company’s address. Communications to individual directors may be made to such director at the Company’s address.

In addition, the Board of Directors encourages directors to attend the Annual Meeting of Stockholders. All directors, then appointed, virtually attended the Annual Meeting of Stockholders held on May 19, 2024.

74     OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company common stock. In addition to soliciting proxies by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company will pay Alliance Advisors, LLC, a proxy solicitation firm, a fee of $11,000 plus expenses to assist the Company in soliciting proxies.

The Company’s Annual Report to Stockholders has been made available to persons who were stockholders as of the close of business on March 25, 2025. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated in this proxy statement by reference.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 19, 2025

The proxy statement and Annual Report to Stockholders are available on the Company’s website (www.oceanfirst.com).

A copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission may be accessed through the Company’s website (www.oceanfirst.com). A copy of the Form 10-K (without exhibits) will be furnished without charge to persons who were stockholders as of the close of business on March 25, 2025 upon written request to Alfred Goon, Corporate Strategy and Development, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

If you and others who share your address own your shares in street name, your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as “householding,” is designed to reduce the printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in street name and are receiving multiple copies of the Annual Report and proxy statement, you can request householding by contacting your broker or other holder of record.

By Order of the Board of Directors

Steven J. Tsimbinos

Corporate Secretary
Red Bank, New Jersey
April 10, 2025

You are cordially invited to attend the Annual Meeting of Stockholders virtually. Whether or not you plan to attend the Annual Meeting, you are requested to sign, date, and promptly return the accompanying proxy card in the enclosed postage-paid envelope, or vote your shares electronically or by phone by following the voting instructions printed on the proxy card. If you plan on attending the virtual meeting, or have any questions, please contact Alfred Goon, Corporate Strategy and Development, OceanFirst Financial Corp., 110 West Front Street, Red Bank, New Jersey 07701.

OCEANFIRST FINANCIAL CORP. ● 2025 Proxy Statement     75

OCEANFIRST

OceanFirst Financial Corp.
110 West Front Street
Red Bank, New Jersey 07701
(732) 240-4500

www. oceanfirst.com
NASDAQ: OCFC

OCEANFIRST FINANCIAL CORP.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

SCAN TO VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. ET on May 18, 2025 for shares held directly and by 11:59 P.M. ET on May 15, 2025 for shares held in a Plan. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/OCFC2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. ET on May 18, 2025 for shares held directly and by 11:59 P.M. ET on May 15, 2025 for shares held in a Plan. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

CONTROL # → 0000000000000000

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

02 0000000000

1. Election of Directors

Nominees

01) John F. Barros
02) Anthony R. Coscia
03) Jack M. Farris
04) Robert C. Garrett
05) Kimberly M. Guadagno
06) Nicos Katsoulis
07) Joseph J. Lebel III
08) Christopher D. Maher
09) Joseph M. Murphy, Jr.
10) Steven M. Scopellite
11) Grace C. Torres
12) Patricia L. Turner
13) Dalila Wilson-Scott

The Board of Directors recommends you vote FOR proposals 2 and 3.

NOTE: The undersigned acknowledges receipt from the Company prior to the execution of the proxy of a Notice of Annual Meeting, an Annual Report to Stockholders and a Proxy Statement dated April 10, 2025.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000670916_1 R1.0.0.2

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement, Form 10-K and Annual Report are available at www.proxyvote.com

OCEANFIRST FINANCIAL CORP.
Annual Meeting of Stockholders
May 19, 2025 8:00 AM Eastern Time
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Christopher D. Maher and Steven J. Tsimbinos, each with full power of substitution, to act as attorneys and proxies for the undersigned and to vote all shares of Common Stock of OceanFirst Financial Corp. (the "Company") which the undersigned is entitled to vote only at the Annual Meeting of Stockholders, to be held virtually at www.virtualshareholdermeeting.com/OCFC2025, on May 19, 2025, at 8:00 AM Eastern Time and at any and all adjournments thereof.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted "FOR" each of the nominees as directors specified under Proposal 1 and "FOR" Proposals 2 and 3. If any other business is presented at the Annual Meeting, this proxy will be voted by the proxies in their best judgment. At the present time, the Board of Directors knows of no other business to be presented at the Annual Meeting.

Continued and to be signed on the reverse side

0000670916_2 R1.0.0.2